UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AKORN, INC.

(Name of Registrant as Specified In Its Charter)

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1925 West Field Court, Suite 300 Lake Forest, Illinois 60045

Dear Shareholder:

You are cordially invited to attend the 2017 annual meeting of shareholders of Akorn, Inc. to be held at 10:00 a.m., local time (Central Time) on April 27, 2017, at the Company’s corporate headquarters at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the proxy statement:

1.	To elect eight directors,

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountant,

3.	To approve the 2017 Omnibus Incentive Compensation Plan,

4.	To approve through an advisory vote the frequency of future non-binding advisory votes on the Company’s executive compensation programs,

5.	To approve through an advisory vote the Company’s executive compensation program, and

6.	To transact such other matters as may properly come before the meeting.

You may attend the meeting in person or by proxy. Only shareholders or their legal proxy holders will be allowed to attend the 2017 annual meeting. To be admitted to the 2017 annual meeting, you must present a form of government-issued photo identification and valid proof of ownership of the Company’s common stock as of March 13, 2017 or a valid legal proxy.

Your vote is important. We strongly urge you to cast your vote as soon as possible, even if you currently plan to attend the meeting in person. You may vote your shares by Internet or telephone, or by following the instructions on the proxy card or the voting instruction form you receive with your paper copy of the print materials.

We appreciate your investment in the Company.

By Order of the Board of Directors

/S/ Raj Rai

Raj Rai

Chief Executive Officer

March [    ], 2017

Notice of the 2017 Annual Meeting

The 2017 annual meeting of shareholders of Akorn, Inc., a Louisiana corporation, will be held at the time and place and for the purposes indicated below.

April 27, 2017

10:00 a.m., Local Time

1925 West Field Court, Suite 300, Lake Forest, Illinois 60045

Items of Business:	•	To elect eight directors from the nominees named in the proxy statement to serve until the 2018 annual meeting or until their successors are elected and qualified (Proposal 1);

	•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2);

	•	To approve the 2017 Omnibus Incentive Compensation Plan (Proposal 3);

	•	To approve, through a non-binding advisory vote, the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs (Proposal 4);

	•	To approve, through a non-binding advisory vote, the Company’s executive compensation program (Proposal 5); and

	•	To transact such other matters as may properly come before the meeting and any adjournment or postponement thereof.
Recommendations of the Board:	The Board of Directors unanimously recommends that you vote as follows: “FOR ALL” nominees in Proposal 1, every “One Year” in Proposal 4 and “FOR” Proposals 2, 3 and 5.
Record Date:	Shareholders of record as of the close of business March 13, 2017, are entitled notice of and to vote at the 2017 annual meeting.
Voting:	Your vote is very important. To ensure your representation at the meeting, please vote your shares as soon as possible, by Internet or telephone, or proxy card or voter instruction form.

By Order of the Board of Directors

/S/ Raj Rai

Raj Rai

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 27, 2017.

The proxy statement, the form of proxy card, and the annual report to shareholders for the fiscal year ending December 31, 2016 are available at http://www.proxyvote.com.

PROXY STATEMENT

AKORN, INC.

1925 West Field Court, Suite 300

Lake Forest, Illinois 60045

March [    ], 2017

Proxy Statement

For the Annual Meeting of Shareholders to be held April 27, 2017

The Board of Directors of Akorn, Inc. is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2017 annual meeting of shareholders of Akorn, Inc. The meeting will be held at the Company’s headquarters, at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, on April 27, 2017, at 10:00 a.m., local time.

This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting. As of the date of this proxy statement, management is unaware of any other matter for action by shareholders at the meeting other than those described in the accompanying Notice of the 2017 Annual Meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

The proxy materials for our 2017 annual meeting include: (1) The Notice of 2017 Annual Meeting of Shareholders; (2) This Proxy Statement for the Annual Meeting including the form of Akorn, Inc. 2017 Omnibus Incentive Compensation Plan; (3) Akorn’s Annual Report for the year ended December 31, 2016; and (4) the proxy card or voting instruction form.

Please see the section “Questions and Answers” at the back of this proxy statement for more information regarding the proxy materials, the 2017 annual meeting, voting, submitting proposals for next year’s annual meeting and other related matters.

This proxy statement is dated March [    ], 2017 and we are mailing the proxy materials to shareholders on or about March [    ], 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to Be Held on April 27, 2017:

The Notice of Annual Meeting, proxy statement, form of proxy card, and 2016 annual report to shareholders are available at http://www.proxyvote.com.

I. CORPORATE GOVERNANCE AND RELATED MATTERS

I.    Corporate Governance and Related Matters

CORPORATE GOVERNANCE

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, qualifications for directorship and year first elected or appointed as one of our directors, of each of our nominees and current directors, as applicable, are included in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS.”

Independence of the Board of Directors

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”). The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his family members, and the Company, its senior management and its independent auditors, the Board has further determined that all of our directors and nominees to serve as directors are “independent” under the listing standards of NASDAQ, except for Dr. Kapoor and Mr. Tambi. In making this determination, the Board considered that there were no new transactions or relationships between its current directors and the Company, its senior management and its independent auditors since last making this determination.

Leadership Roles

Our bylaws do not require that the positions of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) be separate. Our bylaws allow us the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time. Further, the Board does not have a formal policy relating to the separation of the offices of Chairman of the Board and CEO. Our offices of Chairman of the Board and CEO have been separate since 2002, when our Chairman, John Kapoor last served as both Chairman of the

Board and CEO. Currently, with the separation of the positions, the Chairman of the Board oversees strategic planning for the Company, and the CEO oversees the day-to-day planning, execution and operational matters. The Board believes that the separation of the two roles provides a balance of these important responsibilities and best suits the skills of Dr. Kapoor and Mr. Rai. However, the Board believes that retaining the flexibility to unify the two roles is beneficial to the Company, and as such, the Board intends to continue to exercise its discretion in combining or separating these positions depending on the particular circumstances and needs of the Company at any time.

Risk Management

We accept the premise that with innovation and progress we must also confront various risks. We also recognize that risk can be predicted, evaluated, avoided and/or managed. Further, the Board acknowledges that inappropriate risk avoidance and management could damage Company assets as well as shareholder value. Given these principles, senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management and compliance programs and policies. We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing guidance in these areas.

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Executive Sessions of Independent Directors and Shareholder Communications

Our independent directors meet periodically in executive sessions when only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Board Meetings and Annual Meeting Attendance

Our Board held fourteen (14) meetings in 2016. Each of our directors attended 75% or more of the aggregate number of meetings of our Board held during the period in which he or she was a director and the number of meetings held by all Board committees on which he or she served during 2016 except Mr. Tambi who attended just under that percentage. Directors are strongly encouraged to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending, although we do not have a formal, written policy requiring such attendance. All members of the Board attended the 2016 annual meeting except Mr. Weinstein who was out of the country.

Committees of the Board

The Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). From time to time, the Board may create special committees. The below chart shows the current members and chairpersons of our three standing committees, though the Board has and may create other special committees from time to time, which committees may not necessarily be listed below or described herein.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John N. Kapoor, Ph.D.	—	—	—
Kenneth S. Abramowitz	Member	—	—
Adrienne L. Graves	—	Chair	Member
Ronald M. Johnson	Member	Member	—
Steven J. Meyer	Chair	—	Member
Terry Allison Rappuhn	Member	—	Member
Brian Tambi	—	—	—
Alan Weinstein	—	Member	Chair

The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the Company’s independent registered public accounting firm (the “independent auditors”); determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness

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of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related person transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements. The Audit Committee met sixteen (16) times during the 2016 fiscal year. A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” under the listing standards of NASDAQ. Further, the Board determined that each of the members of the Audit Committee is “independent” in accordance with Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Abramowitz, Mr. Meyer and Ms. Rappuhn each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board has made a qualitative assessment of Mr. Abramowitz’s level of knowledge and experience based on a number of factors, including his formal education and his experience as a Managing Director for the Carlyle Group, as an analyst for more than 20 years at Sanford C. Bernstein & Company as well as his experience as Managing General Partner of a venture capital firm. The Board made a qualitative assessment of Mr. Meyer’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors, as well as his experience as Corporate Treasurer and International Controller and Vice President of

Global Operations at Baxter International, Inc. The Board also made a qualitative assessment of Ms. Rappuhn’s level of knowledge and experience based on a number of factors, including her formal education and her experience as a Chief Financial Officer of Quorum Health Group, Inc., a previously public company that owned and operated acute care hospitals, as well as her experience as VP, Controller and Assistant Treasurer and VP, Internal Audit at Quorum, her 15 years of experience with Ernst & Young, LLP and her prior service as audit committee chairperson for other public companies. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Meyer’s and Ms. Rappuhn’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Meyer or Ms. Rappuhn any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.

Compensation Committee

The Compensation Committee, which met twelve (12) times during 2016, reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ. A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other advisors and to determine the extent of funding

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necessary for the payment of any consultant retained to advise it.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met four (4) times during 2016.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Board strives to achieve diversity in the broadest sense, including persons diverse in geography, age, gender, ethnicity, knowledge and experiences. Although the Board does not have a stand-alone diversity policy, the Board’s overall diversity is a significant consideration in the director selection and nomination process. The Board and Nominating and Corporate Governance Committee assess the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. Currently, almost half of the Directors are women or minorities. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.

Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

In order to identify a potential Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders. Upon the election of nominees at our annual meeting of shareholders on April 27, 2017, the Board will

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have one vacancy, which is reserved for a nominee to be named by our Chairman, Dr. John Kapoor, in accordance with terms of a Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009 between the Company and EJ Funds, LP, a company controlled by our Chairman.

Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations for the 2018 annual meeting if received by November 24, 2017, and if subsequent to the 2018 annual meeting, recommendations will be considered if received 120 days in advance of the date on which the Company released its definitive proxy statement in the previous year, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee. See “What are the deadlines for submitting shareholder proposals for the 2018 annual meeting?” in part V. Questions and Answers of this proxy statement.

Shareholder Outreach Program

We have a robust shareholder outreach program, facilitated by our Investor Relations department and supported by senior leaders from our organization, including our CEO and CFO. Through our outreach program, we speak with our shareholders on a regular basis throughout the year. Our Investor Relations team and senior managers also speak with analysts and others about general matters related to Akorn.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board of Directors, or a particular director or group of directors, may do so by sending a letter to Akorn, Inc., Attention: Corporate Secretary, 1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”, and the letter should indicate whether the intended recipients are the entire Board, a specific group or committee of the Board, or an individual director. All such communications received by the Company will be promptly copied and distributed to the appropriate director or directors.

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I. CORPORATE GOVERNANCE AND RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board. As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management and the Chief Audit Executive of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The independent auditors reviewed with the Audit Committee the planning and scope of the audit of Akorn’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors regularly updated the Audit Committee regarding the audit status, as well as observations from their review of Akorn’s quarterly consolidated financial statements. Members of the Audit Committee met privately with the independent auditors throughout the year regarding internal control over financial reporting matters and the status of remediation of material weaknesses.

The Audit Committee discussed with the independent auditors matters required to be discussed by Public Company Oversight Board Auditing Standard No.1301. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2016 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2016 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.

The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited comprehensive consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:

Steven J. Meyer (chair)

Kenneth S. Abramowitz

Ronald M. Johnson

Terry Allison Rappuhn

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I. CORPORATE GOVERNANCE AND RELATED MATTERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Under the Company’s Code of Ethics, all employees and directors must report any activity that would cause or appear to cause a conflict of interest on his or her part, including any potential related party transactions. Akorn’s Board recognizes that certain transactions present a heightened risk of conflicts of interest or the perception of a conflict of interest. As a result, in 2016, the Company adopted a written Policy on Related-Party Transactions (“Related-Party Transactions Policy”) to help ensure that all related-party transactions will be subject to review, approval or ratification in accordance with certain procedures.

The Related-Party Transactions Policy applies to any transaction where the Company is a participant and a related person has or will have a direct or indirect material interest. Under the policy, a “related person” is defined as our directors, director nominees, executive officers and any other employees, beneficial owners of more than 5% of the outstanding shares of our common stock and the respective immediate family members of all such persons. Under the policy, a “related-party transaction” is defined as any transaction or relationship in which the Company is or will be a participant and any related party has or will have a direct or indirect material interest.

Pursuant to our Related-Party Transactions Policy, prior to entering into a related-party transaction, a related party is required to notify the General Counsel of any material interest that such person (or his or her immediate family member) has or may have in the proposed transaction. The notice should include a description of the material terms of the transaction, including the related person and his or her relationship to the Company, the related person’s interest and role in the proposed transaction, and the aggregate cost to or benefit to be derived by the related person and the Company if known. From time to time, the Company also takes measures to identify potential related-party transactions that might not have been self-reported. For example, at least once a year, the internal audit department requires all employees at the associate director level and above to answer a survey regarding their knowledge of any related-party transactions involving themselves, their direct reports or any other employees of the Company. The internal audit department also cross-checks names of related parties of the Company’s officers and directors against the names in the Company’s accounts payable and accounts receivable databases to identify any potential related-party transactions that may have occurred in the prior fiscal year. Any transactions that are identified during such processes (self-reporting, survey, cross-checking names in databases) are presented to the General Counsel for review.

Under our policy, the General Counsel notifies the Audit Committee of any pending or proposed related-party transaction (or existing transaction that was not previously reported). Pursuant to the policy, our General Counsel is responsible for the review and approval of related-party transactions in which the aggregate amount involved is expected to be $50,000 or less in any fiscal year. Pursuant to the policy, the General Counsel will consult with one or more officers when making such determination. The Audit Committee is responsible for the review and approval of related-party transactions in which the aggregate amount involved may be expected to exceed $50,000 in any fiscal year. No related party is allowed to participate in any deliberation or approval of a related-party transaction for which he or she or any member of his or her immediate family is a related party.

Pursuant to the policy, in the event the Company, a director, any member of senior management or other employee becomes aware of a related-party transaction which has not been approved under the policy, he or she is required to report the transaction to the General Counsel, who will refer the matter to the Audit Committee as appropriate.

In determining whether to approve or ratify a transaction, the Audit Committee or General Counsel, as the case may be, considers all of the relevant facts and circumstances they deem appropriate, including, but not limited to, the terms and circumstances of the transaction, the

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extent of the related party’s interest in the transaction, the nature of the Company’s participation in the transaction, the availability to the Company of alternative means or transactions to obtain like benefits, the results of an appraisal, whether the transaction was entered into on terms no less favorable to the Company than the terms generally available to an unaffiliated third-party under the same or similar circumstances, and whether the transaction is fair to the Company and in the interest of the Company and its stockholders. In addition, pursuant to the Audit Committee Charter, the Audit Committee discusses with the independent auditor the Company’s identification, accounting for and disclosures of related-party transactions and any concerns members of the Audit Committee have regarding any related-party transactions.

The Related-Party Transaction Policy classifies certain transactions as pre-approved, including: (a) employment of executive officers and director compensation, if the compensation is required to be reported under Item 402 of Regulation S-K and the officer is not an immediate family member of another officer or director; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s outstanding equity if the aggregate amount involved does not exceed the greater of (or in the case of a charity, the lesser of) $200,000 or 2% of that company’s total annual revenues or charitable organization’s total annual receipts; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all stockholders benefit on a pro rata basis; (d) regulated transactions involving services as a common or contract carrier or public utility at rates fixed in conformity with law or governmental authority; and (e) transactions where the rates or charges involved are determined by competitive bids.

Certain Transactions and Relationships

In accordance with Item 404(a) of Regulation S-K, below are descriptions of related-party transactions that existed or that we have entered into since the beginning of 2016 and the amount involved was more than $120,000 and certain other relationships.

John N. Kapoor, Ph.D., the Chairman of our Board of Directors, is a principal shareholder. As of December 31, 2016, Dr. Kapoor beneficially controls approximately 25% of our common stock. In addition, through the Kapoor Trust and EJ Financial, Dr. Kapoor is entitled to nominate up to three persons to serve on our Board. Dr. Kapoor and Mr. Brian Tambi were nominated for these purposes. The other seat for nomination has remained vacant. See “Director Compensation” for more information.

The Company obtained legal services totaling $1.3 million for the year ended December 31, 2016 from Polsinelli PC, a firm for which the spouse of the Company’s Executive Vice President, General Counsel and Secretary is a shareholder.

The Company obtained legal services totaling $0.1 million for the year ended December 31, 2016 from Segal McCambridge Singer and Mahoney, a firm for which the brother-in-law of the Company’s Executive Vice President, General Counsel and Secretary is a shareholder.

The Company has entered into employment agreements and offer letters with its Named Executive Officers. The terms of such agreements are described under “Compensation Discussion and Analysis” and “Potential Payments Upon Termination.”

Our executive officers and directors have equity ownership in our Company. See “Outstanding Equity Awards at 2016 Year-End Table” and “Security Ownership of Certain Beneficial Owners and Management.”

Board Independence

Our Board has determined that all of our directors, other than Dr. Kapoor and Mr. Tambi, are “independent” as defined in the federal securities laws and applicable NASDAQ rules for service on our Board. In recommending to the

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I. CORPORATE GOVERNANCE AND RELATED MATTERS

Board that each of the independent directors be classified as independent, the Nominating and Governance Committee also considered whether there were any facts or circumstances that might impair the independence of each of those directors. In making this determination, the Board considered all transactions and relationships discussed above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of security ownership and changes in such ownership with the SEC. Based solely on our review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them, we believe that all such persons have timely filed all reports required by Section 16(a) of the Exchange Act during 2016, except for one transaction by each of Raj Rai, Joseph Bonaccorsi and Bruce Kutinsky involving the forfeiture of shares upon the vesting of restricted stock units.

CODE OF ETHICS

Our Board has adopted a Code of Ethics that is applicable to all employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as members of the Board. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website.

Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act and Section 21F of the Exchange Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy, as well as a copy of our Code of Ethics, is distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

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II. PROPOSALS

II.    Proposals

PROPOSAL 1     ELECTION OF DIRECTORS

The Company’s Board of Directors (“Board”) has nominated eight candidates for election at the 2017 annual meeting. All of the nominees listed below are currently directors. The table below sets forth the age, position with the Company, and year first elected or appointed as a director of the Company, of each of the eight nominees. The narrative descriptions below set forth the principal occupation, employment, position with the Company (if any), and directorships in other public corporations, of each of the eight nominees. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

Name	Age	Director Since	Present Position with Akorn
John N. Kapoor, Ph.D.	73	1990	Chairman of the Board
Kenneth S. Abramowitz	66	2010	Director
Adrienne L. Graves	63	2012	Director
Ronald M. Johnson	71	2003	Director
Steven J. Meyer	60	2009	Director
Terry Allison Rappuhn	60	2015	Director
Brian Tambi	71	2009	Director
Alan Weinstein	74	2009	Director

JOHN KAPOOR, PH.D
Director Since: 1990 Age: 73

Dr. Kapoor has served as the Chairman of our Board since October 1990. Dr. Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002. Dr. Kapoor is the President of EJ Financial Enterprises, Inc., a healthcare consulting and investment company. Dr. Kapoor is a director (and former chairman, President and Chief Executive Officer) of Insys Therapeutics, Inc. (NASDAQ: INSY), a publicly held drug development company focused on pain and oncology, into which NeoPharm, Inc. (previously a publicly held biopharmaceutical company) merged in October 2010. Prior to NeoPharm’s merger, Dr. Kapoor was the chairman of its board of directors. Previously, Dr. Kapoor was the chairman of the board of directors of Option Care, Inc., a leading provider of home infusion pharmacy and specialty pharmacy services, which was acquired by Walgreen Co. in August 2007. Dr. Kapoor received his Ph.D. in Medicinal Chemistry from the State University of New York at Buffalo and a B.S. in Pharmacy from Bombay University in India. Under agreements between Akorn and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director. Dr. Kapoor was designated by the Kapoor Trust for this purpose.

Among other qualifications, Dr. Kapoor brings to Akorn’s Board a breadth and depth of pharmaceutical industry and operational knowledge, entrepreneurial vision, business leadership and valuable perspective that he has gained as a founder of generic pharmaceutical companies as well as from his current and prior service as chief executive officer, chairman and director of a number of publicly and privately held healthcare, pharmaceutical and health services companies.

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II. PROPOSALS

KENNETH ABRAMOWITZ
Director Since: 2010 Age: 66	Committees: • Audit

Mr. Abramowitz was elected to the Board in May 2010. Mr. Abramowitz is Managing General Partner of NGN Capital, a venture capital firm that he co-founded in 2003 which focuses on investments in the healthcare and biotechnology sectors. Mr. Abramowitz joined NGN Capital from The Carlyle Group in New York where he was Managing Director from 2001 to 2003 and focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an analyst at Sanford C. Bernstein & Company, where he covered the medical supply, hospital management and health maintenance organization (HMO) industries for 23 years. Mr. Abramowitz earned a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976. Mr. Abramowitz currently sits on the boards of the following privately held companies: OptiScan Biomedical Corporation (a company that develops continuous monitoring systems for use in hospital ICUs), Cerapedics, Inc. (an orthobiologics company), Entera Bio Ltd. (a biotechnology company) and MitralTech Ltd. (a company that develops and manufactures cardiovascular devices for mitral valve replacement). Mr. Abramowitz previously served as a director at EKOS Corp., Small Bone Innovations, Inc., Option Care, Inc., Sightline Technologies Ltd. (acquired by Stryker) and Power Medical Interventions (acquired by Covidien), as well as MedPointe and ConnectiCare Holdings, Inc.

Among other qualifications, Mr. Abramowitz brings to Akorn’s Board analytical expertise, in-depth research and valuable perspective of healthcare and biotechnology companies gained from his experience as a co-founder, managing general partner and his other leadership and analyst roles at international investment firms with specialization in healthcare, as well as his current and prior service on the boards of privately held healthcare, biotechnology and medical device companies.

ADRIENNE GRAVES, PH.D
Director Since: 2012 Age: 63	Committees: • Compensation (chair), Nominating and Corporate Governance

Dr. Graves was appointed a director by the Board in March 2012. Dr. Graves is a visual scientist by training and a global industry leader in ophthalmology. From 2002 to 2010, Dr. Graves was President and Chief Executive Officer of Santen Inc., the U.S. subsidiary of Santen Pharmaceutical Co., Ltd., Japan’s market leader in ophthalmic pharmaceuticals. Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company’s clinical development efforts in the U.S. Prior to joining Santen, Dr. Graves spent nine years with Alcon Laboratories, Inc. in various roles, including Senior Vice President, World Wide Clinical Development and Vice President Clinical Affairs. She currently serves on the boards of directors of the public companies TearLab Corporation (NASDAQ: TEAR) and Nicox SA (Euronext Paris; COX) and the privately held companies Aerpio Therapeutics, Envisia Therapeutics and Encore Vision. Dr. Graves is also a board member for several non-profit organizations, including the American Academy of Ophthalmology Foundation (Emeritus), the American Association for Cataract and Refractive Surgery, the Glaucoma Research Foundation, KeepYourSight Foundation, and Himalayan Cataract Project. Dr. Graves co-founded Ophthalmic Women Leaders and Glaucoma 360. She received her B.A. in Psychology with honors from Brown University, her Ph. D. in Psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

Among other qualifications, Dr. Graves brings to Akorn’s Board more than 30 years of ophthalmic pharmaceutical industry experience, business leadership skills, and a deep knowledge of pre-clinical and clinical development in this sector, regulatory affairs and pharmaceutical sales and marketing, as well as a vast network of leading clinicians and thought leaders in the ophthalmic space and a familiarity with corporate governance matters gained in part from serving as CEO and head of R&D at Santen and serving on other public company boards.

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II. PROPOSALS

RONALD JOHNSON
Director Since: 2003 Age: 71	Committees: • Audit, Compensation

Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson served as President of Becker & Associates Consulting, a firm which provides consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements, from 2011 until retiring from that firm in 2013, and currently continues to serve as an independent consultant. Previously, Mr. Johnson served as Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides various healthcare consulting services to state and federal governments, healthcare insurers and healthcare institutions. Prior to joining The Lewin Group, Mr. Johnson served as Executive Vice President of Quintiles Consulting, a business unit of Quintiles Transnational, Inc. Quintiles Consulting provides consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.

Among other qualifications, Mr. Johnson brings to Akorn’s Board extensive experience in managing regulatory and compliance requirements of the FDA, particularly in pharmaceutical, medical device, biologic and biotechnology industries, as well as a deep knowledge and understanding of FDA policies and procedures regarding cGMP compliance, quality control processes and outcomes reporting gained from his years of providing specialized consulting services to governments, pharmaceutical companies and healthcare institutions and working at the FDA.

STEVEN MEYER
Director Since: 2009 Age: 60	Committees: • Audit (chair), Nominating and Corporate Governance

Mr. Meyer was appointed a director by the Board in June 2009. Since 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private investment firm specializing in the acquisition, re-positioning and management of real estate for investors. Prior to that, Mr. Meyer was employed by Baxter International Incorporated, a global healthcare company that provides renal and hospital products. Mr. Meyer served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc. Mr. Meyer serves as the chairman of the board of directors and as chair of the audit committee of INSYS Therapeutics (NASDAQ: INSY), a publicly held drug development company focused on pain and oncology. Mr. Meyer earned his MBA in finance and accounting from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Economics from the University of Illinois in Champaign-Urbana. He is an Illinois Certified Public Accountant.

Among other qualifications, Mr. Meyer brings to Akorn’s Board financial expertise, extensive knowledge of the healthcare industry, including an international perspective, as well as business leadership skills, which he gained in part from serving as CFO of an investment firm, as the corporate treasurer and international controller and vice president of global operations at a Fortune 500 healthcare company and his service on the board of a publicly held specialty pharmaceutical company.

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II. PROPOSALS

TERRY ALLISON RAPPUHN
Director Since: 2015 Age: 60	Committees: • Audit, Nominating and Corporate Governance

Ms. Rappuhn was appointed a director by the Board in April 2015. In February 2016, Ms. Rappuhn was elected to the board of directors of Span-America Medical Systems, Inc. (NASDAQ: SPAN), a manufacturer of beds and pressure management products for the medical market. From 2006 to 2010, she served on the board of AGA Medical Holdings, Inc. (previously a publicly held company that was acquired by St. Jude Medical), a medical device company, where she served as the audit committee chairperson. From 2003 to 2007, she served on the board of directors of Genesis HealthCare Corporation (previously a publicly held company that merged), an operator of skilled nursing and assisted living centers, where she served as the audit committee chairperson. From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc. (previously a publicly held company that was acquired by Triad Hospitals, Inc.), an owner and operator of acute care hospitals. From 1996 to 1999 and from 1993 to 1996, Ms. Rappuhn served as Quorum’s Vice President, Controller and Assistant Treasurer and as Vice President, Internal Audit, respectively. Ms. Rappuhn has 15 years of experience with Ernst & Young, LLP and is a Certified Public Accountant.

Among other qualifications, Ms. Rappuhn brings to Akorn’s Board expertise in the fields of finance and accounting in various segments of the healthcare industry, especially hospital operations, knowledge of information technology controls, including cybersecurity, and understanding of strategic, operational and financial issues of public companies, gained from serving as a board member and chief financial officer of rapidly expanding healthcare public companies that were building infrastructure, processes and teams.

BRIAN TAMBI
Director Since: 2009 Age: 71

Mr. Tambi was appointed a director by the Board in June 2009. Mr. Tambi serves as a member of the board of directors of Insys Therapeutics (NASDAQ: INSY), a publicly held drug development company focused on pain and oncology. Since forming the company in 2006, Mr. Tambi has served as the Chairman of its board, President and Chief Executive Officer of Antrim Pharmaceuticals, LLC, a pharmaceutical company focused on developing, manufacturing and marketing combinations of leading single agent drugs and delivery systems. From November 1995 to July 2006, Mr. Tambi was the Chairman of the board of directors, President and Chief Executive Officer of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals. Prior to Morton Grove, Mr. Tambi served as President of Ivax North American Pharmaceuticals and as a member of the board of directors of Ivax Corporation (previously a publicly held pharmaceutical company that was acquired by Teva). Mr. Tambi also served as Chief Operating Officer of Fujisawa USA, Inc., a subsidiary of Fujisawa Pharmaceutical Company, Ltd. Mr. Tambi also held executive positions at Lyphomed, Inc. and Bristol-Myers Squibb. Mr. Tambi earned his MBA in International Finance & Economics and his B.S. in Corporate Finance from Syracuse University. Under our April 13, 2009 Modification, Warrant and Investor Rights Agreement with EJ Funds, EJ Funds has the right to require us to nominate two directors to seats on our Board. Mr. Tambi was designated by EJ Funds for one of the seats (the other seat remains vacant).

Among other qualifications, Mr. Tambi brings to Akorn’s Board extensive pharmaceutical industry experience, particularly FDA knowledge and drug development and commercialization expertise, as well as business leadership skills gained from his experience as a founder, executive and board member of numerous public and private pharmaceutical companies.

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II. PROPOSALS

ALAN WEINSTEIN
Director Since: 2009 Age: 74	Committees: • Compensation, Nominating and Corporate Governance (chair)

Mr. Weinstein was appointed a director by the Board in July 2009. Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with GPOs. Mr. Weinstein founded and served as President of Premier, Inc., a national GPO providing services for hospitals nationwide. Mr. Weinstein serves as a director on the board of OpenMarkets, which provides a services and technology platform for efficiently purchasing healthcare equipment, and on the board of trustees of the Rosalind Franklin University of Medicine and Science. Previously, Mr. Weinstein served on the boards of privately held companies in the healthcare industry whose primary customers were hospitals, including: Vascular Pathways, Inc. (a medical device company), Precyse (a healthcare services and technology company), SutureExpress (a healthcare services company) and Sterilmed, Inc. (a healthcare services company).

Among other qualifications, Mr. Weinstein brings to Akorn’s Board in-depth knowledge of the provider side of the healthcare industry, specifically hospital management, materials management and channel partner relationships, as well as business leadership and innovative and strategic planning skills gained from his years of service as a founder, and later a consultant, advisor and board member, for a number of privately held healthcare services/technology companies.

Required Disclosure

None of our directors or executive officers has a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K of the Exchange Act. During the past ten years none of the persons currently serving as an executive officer and/or director of the Company has been the subject matter of any legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, which include: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

The Company’s Board of Directors consists of nine seats, one of which is vacant and is expected to remain vacant beyond the date of the Company’s 2017 annual meeting. The vacant seat is reserved for a nominee to be named by EJ Funds, LP, a company controlled by our Chairman, in accordance with terms of a Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009. Proxies cannot be voted for a greater number of persons than the number of nominees.

Information Regarding Our Audit Committee

During fiscal year 2016, with the oversight and guidance of the Audit Committee, the Company successfully remediated all aspects of the material weaknesses identified in the Company’s Form 10-K for the year ended December 31, 2015. This was a major accomplishment which has significantly strengthened the Company’s internal controls over financial reporting. Under the current members of the Audit Committee, the

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II. PROPOSALS

Company implemented actions to improve its internal control over financial reporting and disclosure controls and procedures including hiring financial leadership and personnel for the finance organization with appropriate experience and certification. Also, the Company supplemented and enhanced resources and training for the organization. In addition, the Company effected proper tone at the top through these personnel changes and changes in policies. The Company established a SOX compliance function and a dedicated revenue accounting team. The personnel in these new functions established a structure that allows the Company to validate the completeness and accuracy of the underlying data used in the determination of significant estimates and accounting transactions. Also, management completed a financial close improvement project, redesigned processes, implemented more robust accounting policies, enhanced communications between accounting and tax, and introduced new management review controls. As a result, the Company has improved the timeliness and the level of precision of its control activities.

In addition, under the current Audit Committee, the Company has strengthened its risk assessment process by establishing mechanisms to identify, evaluate and monitor risks to financial reporting. Further, the Company has updated its global risk assessment process, evaluation, and mitigation strategies, and strengthened its internal audit plan to include internal audit monitoring of these activities. The Company has also implemented new procedures and enhanced controls governing its internal management-led Disclosure Committee, sub-certification and external reporting processes associated with the review and approval of the content of its SEC filings and other public disclosures. Further, the Company has implemented controls to prevent or detect material errors in the financial statements of acquired subsidiaries. These controls consist of a comprehensive merger and acquisition integration approach, timely assessment of the target’s control environment, and a process to facilitate improvements in the subsidiary’s control environment within the year of acquisition. The controls are specifically designed to evaluate the acquired subsidiaries’ application of accounting policies and procedures and identify material errors within subsidiary financial statements.

Although each of the prior year material weaknesses have been fully remediated, during the course of the Company’s 2016 year-end close, the Company identified a material weakness in the internal controls surrounding the process in which the Company evaluates intangible asset impairment. It is important to note that this control deficiency did not result in a material misstatement to the Company’s consolidated financial statements for the year ended December 31, 2016, however given the significance and size of intangible assets on the Company’s balance sheet, the existing control over the accounting for IPR&D (in process research & development) indefinite-lived intangible assets required attention. With oversight from the Audit Committee, the Company’s management has begun to design and implement remediation measures, including designing, documenting, and implementing additional control procedures related to the review of the assumptions and data inputs used in the impairment assessment. The Company expects to fully complete its remediation plan before the end of 2017.

Vote Required

If elected at the 2017 annual meeting, each of the nominees would serve until the 2018 annual meeting and until his or her successor is elected and has qualified, or, if earlier, until the director’s death, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

✓	The Board of Directors recommends a vote “FOR ALL” of the named nominees in Proposal 1.

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II. PROPOSALS

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Board is seeking shareholder ratification of the Audit Committee’s selection of BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee initially engaged BDO on January 14, 2016 to perform independent audit services. BDO has served as our independent registered public accounting firm for the years ended December 31, 2013, 2014, 2015 and 2016.

We expect representatives of BDO will be in attendance at the 2017 annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders regarding their engagement.

Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board may reconsider the selection of BDO. The Board considers BDO to be well qualified to serve as the independent auditors for the Company, and fully intends to retain BDO’s services throughout 2017. However, even if the selection is ratified, our Board reserves the right to direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.

During our fiscal year ended December 31, 2016, neither we, nor anyone on our behalf, consulted

BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided us by BDO that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event”.

Independent Registered Public Accounting Firm Fees

In 2016, the Company engaged BDO as its independent registered public accounting firm to audit its annual consolidated financial statements for fiscal year 2016, as included in the Company’s Annual Report on Form 10-K, review interim condensed consolidated financial statements and audit the Company’s internal controls over financial reporting. The following table and footnotes present fees for professional audit services of BDO for the audit of Akorn’s annual financial statements for the year ended December 31, 2016. However, it is not possible to break out the Audit Fees related to 2015 and therefore the following table and footnotes present fees for professional audit services of BDO for the audit of Akorn’s annual financial statements for the years ended December 31, 2013, 2014 and 2015. The table sets for fees billed for other services rendered by BDO during 2015 and 2016:

	2016	2015
Audit Fees	$2,506,510		$(1)
Audit-Related Fees	—	—
Tax Fees	—	26,428	(2)
All Other Fees	—	94,416	(3)
TOTAL	$2,506,510		$(1)

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II. PROPOSALS

(1)	BDO’s Audit Fees totaled $6.4 million for its services to audit the Company’s annual consolidated financial statements for fiscal years 2015, 2014 and 2013, review interim condensed consolidated financial statements and audit our internal controls over financial reporting. It is not possible to break out the Audit Fees related to each of 2015, 2014 and 2013, and therefore the amounts represent fees for auditing all three years.
(2)	The amount shown represents fees billed for tax services rendered in connection with the acquisition of VersaPharm.
(3)	The amount shown represents fees billed for consulting services provided to Akorn India Private Limited, a wholly owned subsidiary of the Company, including training and related services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining independence of our registered public accounting firm. At their regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. In 2016, there were no audit services, audit-related services or tax services that were performed by BDO.

✓	The Board of Directors unanimously recommends that you vote “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

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II. PROPOSALS

PROPOSAL 3	APPROVAL OF THE AKORN, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

In February 2017, the Board of Directors (the “Board”) approved the adoption of the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan (the “Plan”), subject to approval by our shareholders. The Board adopted the Plan as a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract new employees, executives and directors, to further the goal of retaining and motivating existing personnel and directors and to further align such individuals’ interests with those of our shareholders. Accordingly, the Board is seeking shareholder approval of the Plan.

The following information regarding the Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the Plan. The following description of the Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Plan. The text of the Plan is attached as Appendix A to this proxy statement. You are urged to read the Plan.

General Plan Information

The Plan is intended to replace the Amended and Restated Akorn, Inc. 2014 Stock Option Plan (the “2014 Plan”), under which no new awards will be allowed to be granted as of the date the Plan is approved by the shareholders of the Company (the “Approval Date”). The 2014 Plan previously replaced and superseded the Akorn, Inc. 2014 Stock Option Plan (the “Old 2014 Plan”), which previously replaced the expired Akorn, Inc, 2003 Stock Option Plan (the “2003 Plan” and, collectively with the 2014 Plan and the Old 2014 Plan, the “Prior Plans”). If the Plan is

approved, 8,000,000 shares of the Company’s common stock (“Shares”) will be available for issuance under the Plan pursuant to any form of equity awards permitted under the Plan. Outstanding awards under the Prior Plans would continue to be governed by the terms of the applicable plan until exercised, settled, expired or otherwise terminated or canceled. However, no future awards would be granted under the Prior Plans following approval of the Plan.

The Committee’s independent compensation consultant, Willis Towers Watson, provided analysis to management regarding the number of Shares to reserve for issuance pursuant to the Plan, and conducted a general review of the Plan with respect to current market practices.

Burn Rate

The following table sets forth information regarding awards granted and the burn rate for each of the last three years and the average burn rate over the last three years. For each year, the burn rate has been calculated as the quotient of (1) the sum of all options and service-based RSUs granted in such year, divided by (2) the weighted average number of Shares outstanding at the end of such year. If the Plan is not approved, the Company will no longer be able to grant equity awards after the date the Shares currently available under the Prior Plans are exhausted, which we expect would occur prior to our 2018 Annual Meeting. This could have a detrimental effect on the Company’s ability to attract, retain and motivate directors, officers and employees. As of March 2, 2017, there were 2,686,657 Shares available for grants under the Prior Plans.

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II. PROPOSALS

BURN RATE

(Shares in thousands)

	Year Ended December 31			3-Year Average
	2016	2015	2014
Options granted	2,089	1,016	1,475	1,527
RSUs granted	302	0	337	213
Weighted average Shares outstanding	122,869	116,980	103,480	114,443
Burn rate	1.9%	0.9%	1.8%	1.5%

Dilution

Our capital structure consists of 150,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock. The table below represents our potential overhang levels based on our Shares outstanding and our request of 8,000,000 additional Shares to be available for awards pursuant to the Plan. Our Board believes that the increase in Shares under the Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program. This conclusion is based, in part, on advice received by our independent compensation consultant, and an analysis of the equity grant practices of companies within our industry classification with a market capitalization that is similar to ours. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

Potential Overhang with Additional Shares from Plan:
Equity awards outstanding as of March 2, 2017	5,167,776
Shares available for grant under the Prior Plans following the Approval Date(1)	0
Additional requested Shares under the Plan	8,000,000
Total Potential Dilution, or Overhang	13,167,776
Potential Dilution as a Percentage of Shares Outstanding	10.6%

(1)	Shares available for issuance under the Prior Plans that are not subject to outstanding awards as of the Approval Date will not be utilized under the new Plan.

Material Features of the Plan

Below is a summary of some of the material features of the Plan:

•	No liberal share recycling.
•	Shares withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award would not be available again for delivery under the Plan.

•	Each Share with respect to which a stock-settled stock appreciation right is exercised would be counted as one Share against the maximum number of
Shares available for delivery under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled stock appreciation right.

•	No automatic “single-trigger” vesting of awards upon a Change of Control. Awards would not accelerate upon a Change of Control (as defined below), unless the awards are not assumed by the acquiror.

•	No liberal Change of Control definition. The definition of Change of Control would require consummation, not only shareholder approval, of a merger or similar corporate transaction.

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II. PROPOSALS

•	Dividend and dividend equivalents. No dividends or dividend equivalents would be paid on any award until the underlying award becomes payable.
•	No repricing of options or stock appreciation rights. The Committee would not have the power to reprice options or stock appreciation rights with an exercise price that is less than the original exercise price, unless such action is approved by our shareholders.
•	No evergreen funding feature. The Plan does not contain a provision for automatic increases in Shares available under the Plan.
•	Ten-year expiration. No stock option or stock appreciation right would be permitted to be exercisable after the ten-year anniversary of the date of grant.

Summary of the Plan

Types of Awards

The Plan would provide for the grant of incentive stock options (“ISOs), non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards and cash-based awards.

Plan Administration

The Plan would be administered by the Compensation Committee of the Board (the “Committee”) or such other committee the Board designates to administer the Plan. Subject to the terms of the Plan and applicable law, the Committee would have sole authority to administer the Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of Shares or dollar value to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (7) interpret, administer, reconcile any inconsistency in, correct any default in or supply any omission in, the Plan, (8) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Plan, (9) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (10) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the Plan.

Shares Available For Awards

Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that would be available to be delivered pursuant to awards granted under the Plan would be 8,000,000. Awards that are settled in cash would not reduce the maximum aggregate number of Shares available for delivery under the Plan. If, after the effective date of the Plan, any award granted under the Plan were forfeited (including due to the failure to satisfy any applicable performance goals), or otherwise expired, terminated or were canceled without the delivery of all Shares subject thereto, or were settled other than by the delivery of Shares (including cash settlement), then the number of Shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of Shares that may be delivered pursuant to the Plan (other than in the case of the maximum aggregate number of Shares that may be delivered pursuant to ISOs). However, Shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would not become available again to be delivered pursuant to awards under the Plan.

Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that may be delivered pursuant to ISOs granted under the Plan would be 1,500,000.

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II. PROPOSALS

Subject to adjustment for changes in capitalization, with respect to awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (including options and SARs), the maximum aggregate number of Shares that would be available to be granted pursuant to awards in any fiscal year would be 2,000,000 for any participant in the Plan. In the case of such awards settled in cash based on the fair market value of a Share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted to any participant in the Plan in any fiscal year would be equal to the per-Share fair market value as of the relevant vesting, payment or settlement date multiplied by 2,000,000. In the case of all other such awards, the maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered pursuant to awards under the Plan (other than as described in the two immediately preceding sentences) to any participant in any fiscal year would be $3,000,000.

Subject to adjustment for changes in capitalization, with respect to awards granted to independent directors, the maximum aggregate number of Shares that would be available to be granted pursuant to awards in any fiscal year would be 200,000. In the case of all other awards, the maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered pursuant to awards under the Plan (other than as described in the immediately preceding sentences) to any independent director in any fiscal year, together with any other fees or compensation paid to an independent director outside of the Plan for services as an independent director, would be $250,000.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Shares, the Committee would make equitable adjustments and other substitutions to the Plan and awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the Plan and awards under the Plan as it deemed appropriate or desirable.

Substitute Awards

The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any Shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of Shares available for awards under the Plan, except that awards issued in substitution for ISOs would reduce the number of Shares available for ISOs under the Plan.

Source of Shares

Any Shares issued under the Plan would consist, in whole or in part, of authorized and unissued Shares or of reacquired Shares.

Eligible Participants

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or our affiliates would be eligible to participate in the Plan. We currently expect that awards generally will be limited to approximately 1,655 employees and non-employee directors (of whom there are currently eight (8) eligible directors).

Stock Options and Stock Appreciation Rights

The Committee would be permitted to grant ISOs, NSOs and SARs under the Plan. The exercise price for options or SARs would not be less than the fair market value of our common stock on the grant date. The Committee would not be permitted to reprice any option granted or SAR granted under the Plan without shareholder approval. All options granted under the Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. All options and SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Plan and the applicable award agreement, the

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II. PROPOSALS

Committee would determine the vesting criteria, term, methods of exercise and any other terms and conditions of any option or SAR.

Unless otherwise set forth in the applicable award agreement, each option or SAR then outstanding would expire upon the earlier of (i) the tenth anniversary of the date the option was granted and (ii) three months after the participant who was holding the option ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason.

In the case of options, the exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired Shares or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our common stock at such time), by having us withhold Shares from those otherwise issuable pursuant to the exercise of the option, or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to us as of the date of such tender, together with any Shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price.

The Committee would be permitted to substitute, without the consent of the affected holder, SARs settled in shares (including SARs settled in Shares or cash in the Committee’s discretion) for outstanding NSOs, provided that the substitution shall not otherwise result in a modification of the terms of, or change the number of Shares and exercise price of, any substituted option. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it would be considered null and void.

Restricted Shares and Restricted Stock Units

Subject to the provisions of the Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one Share or have a value equal to the fair market value of one such Share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, Shares, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a shareholder (including the right to vote and receive dividends) in respect of such restricted shares.

Performance Units

Subject to the provisions of the Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, Shares or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividend equivalents, payable in cash, Shares, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in

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II. PROPOSALS

“Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant cash incentive awards to participants. In its discretion, the Committee would determine the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards would vest or be forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the Plan, the holder of a cash incentive award would receive payment based on the amount of the cash incentive award earned, which would be determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested Shares. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards

The Committee would be permitted to designate any award granted under the Plan (other than options and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be limited to the following: (A) gross or net earnings, earnings per share or other earnings ratios, earnings before interest and taxes, or before interest, tax, depreciation and amortization (EBITDA), or adjusted EBITDA; (B) operating, gross or net income (before or after interest, tax, depreciation, amortization, net loss on early extinguishment of debt and/or the impact of share-based compensation, other operating income or expense and/or other identified costs associated with nonrecurring projects); (C) cash flow (including free cash flow, operating cash flow, or cash flow return on investment); (D) gross or operating profit (before or after taxes); (E) gross profit return on investment, gross margin return on investment, return on equity, return on capital, return on invested capital, return on assets, return on net assets or other financial return ratios; (F) gross or operating margin; (G) working capital; (H) net or gross revenue, license revenues, revenue growth, product revenue growth, or annual or other recurring revenues; (I) sales, net sales, or market share; (J) costs or reduction in costs; (K) share price or other shareholder return measures; (L) economic value added; (M) customers or customer growth; (N) inventory or receivable turnover; (O) customer satisfaction surveys; (P) productivity; (Q) specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); (R) operating and other expense levels; (S) product unit and pricing targets; (T) identification and/or consummation of

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II. PROPOSALS

investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (U) enterprise, book, economic book or intrinsic book value (including book value per Share); (V) leverage ratios; (W) credit rating; (X) days sales outstanding; (Y) operational, safety and/or quality metrics; and (Z) product innovation. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting us, any of our affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or our financial statements or the financial statements of any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Requirements to Receive Payment for 162(m) Awards. Except as otherwise permitted by

Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the applicable payment day (or other date as may be determined by the Committee or specified in the applicable award agreement), the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

Negative Discretion. The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

Dividends and Dividend Equivalents

The Committee would be permitted to provide a participant who holds an award (other than an option, SAR or cash incentive award) with dividends or dividend equivalents that would be accumulated and become payable only to the extent that the underlying award becomes payable.

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II. PROPOSALS

Amendment and Termination of the Plan

Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan were intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the applicable national stock exchange or quotation system on which the Shares may be listed or quoted, the Plan would be permitted to be amended, modified or terminated by our Board without the approval of our shareholders, except that shareholder approval would be required for any amendment that would (i) increase the maximum aggregate number of Shares that may be delivered pursuant to awards under the Plan or increase the maximum number of Shares that could be delivered pursuant to ISOs granted under the Plan, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) decrease the exercise price of any option or SAR, (iv) cancel or exchange any option or SAR at a time when its exercise price exceeds the fair market value of the underlying Shares or (v) allow repricing of any option or SAR without shareholder approval. Under these provisions, shareholder approval would not be required for all possible amendments that might increase the cost of the Plan. No modification, amendment or termination of the Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted under the Plan or the Prior Plans prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

Subject to the Plan’s provisions regarding the repricing of options and SARs, the Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the Company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award, or cancel any option or SAR having a per-Share exercise price equal to or in excess of the fair market value of a Share subject to such option or SAR without any payment.

Change of Control

The Plan would provide that in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	Any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control.
•	All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control, with any applicable performance goal deemed satisfied as determined by the Committee in its sole discretion, and will be paid out as soon as practicable following such change of control.

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II. PROPOSALS

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•	during any period of 24 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by two-thirds of the incumbent board of directors;

•	consummation of a merger, consolidation or similar form of corporate transaction, or a sale or other disposition of all or substantially all of the Company’s assets, in each case, if such transaction requires the approval of the Company’s shareholders, unless, immediately following such transaction, (i) all or substantially all the persons who beneficially owned the securities eligible to vote for the election of the board of directors continue to own more than 50% of the combined voting power of the corporation or entity resulting from such transaction substantially in the same proportion, (ii) no person beneficially owns 50% or more of the outstanding voting securities of the corporation or entity resulting from such transaction and (iii) at least 50% of the members of the board of directors of the corporation or entity resulting from such transaction are incumbent directors;

•	the shareholders approve a plan of complete liquidation or dissolution, unless such liquidation or dissolution is part of a transaction or series of transactions described in the bullet above that does not otherwise constitute a change of control; or

•	an acquisition by any person of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to 50% or more.

Although award agreements may provide for a different definition of change of control than is provided for in the Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement would provide that a change of control would not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company.

Recoupment of Awards

Amounts paid or payable pursuant to the Plan may be subject to recoupment or clawback pursuant to the Company’s Clawback Policy (as described under “Clawback Policy” section of the Compensation Discussion and Analysis) or any applicable policy of the Company or its subsidiaries generally applicable to senior-level employees of the Company and its Subsidiaries, including as may be adopted in the future, or to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Term of the Plan

No award would be permitted to be granted under the Plan after the tenth anniversary of the Approval Date.

Certain Federal Tax Aspects of the Plan

The following summary describes the federal income tax treatment that would apply to awards under the Plan. This summary is based on current law as of the date of this proxy statement and is provided only as general information and not as tax advice. It is not intended or written to be used, and cannot be used, (i) by any taxpayer for the purpose of avoiding tax penalties under the Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein. It does not address all of the tax considerations that may be relevant to a particular holder and does not discuss state, local and foreign tax consequences.

Incentive Stock Options

Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised would count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or “AMT”. If the

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II. PROPOSALS

optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (i) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (ii) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of a Share at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Company. If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights

The grant of an SAR would result in no taxable income to the holder or a deduction to the Company. A holder of an SAR would, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. To the extent the SAR is settled in Shares or property, any additional gain or loss recognized upon any later disposition of the shares or property would be capital gain or loss.

Restricted Share Awards

A participant acquiring restricted shares generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize

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II. PROPOSALS

ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally would be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Units, Cash Incentive Awards or Other Stock-Based Awards

The grant of RSUs, performance units, cash incentive awards or other stock-based awards would result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally would be subject to withholding and employment taxes. Where an award is settled in the Shares or other property, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.

Section 162(m)

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit, and the Company intends that specified performance compensation awards granted under the Plan may be eligible for this favorable qualification under Section 162(m) of the Code. The Company may also elect to provide for non-deductible awards under the Plan. In addition, stock options and SARs that would be awarded under the Plan, although not performance compensation awards under the Plan, may be eligible for this performance-based exception.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted on Shares with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Plan are intended to be eligible for this exception.

New Plan Benefits Table

A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the “2016 Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during the fiscal year ended December 31, 2016. Equity grants to our non-employee directors are described under “Director Compensation”.

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II. PROPOSALS

Equity Compensation Plans not Subject to Shareholder Action

Set forth below is the number of Shares available for issuance pursuant to outstanding equity awards under the 2003 Plan and the 2014 Plan as of March 2, 2017:

	Number of Shares	As a Percentage of Shares Outstanding(1)
Shares reserved for issuance pursuant to outstanding stock options(2)	4,753,489	3.8%
Shares reserved for issuance pursuant to unvested restricted stock unit awards	414,287	0.3%
Shares available for issuance pursuant to future equity awards(3)	2,686,657	2.2%
Total shares reserved for issuance pursuant to outstanding equity awards under the 2003 Plan and the 2014 Plan	7,854,433	6.3%

(1)	The percentages are based on total outstanding Shares as of March 2, 2017.
(2)	As of March 2, 2017, 630,936 options remained outstanding under the 2003 Plan and had a weighted average exercise price of $13.83 per Share and a weighted average term remaining term of 0.7 years. As of March 2, 2017, 4,122,553 options remained outstanding under the 2014 Plan and had a weighted average exercise price of $29.43 per Share and a weighted average term remaining term of 5.6 years. As of March 2, 2017, the aggregate 4,753,489 options outstanding under the 2003 Plan and the 2014 Plan had a weighted average exercise price of $27.36 per Share and a weighted average term remaining term of 5.0 years.
(3)	The 2003 Plan expired November 6, 2013 and no further awards may be granted under that plan.

Vote Required

Under the NASDAQ rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

✓	The Board of Directors unanimously recommends that you vote “FOR” the approval of the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan.

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II. PROPOSALS

PROPOSAL 4	APPROVAL BY NON-BINDING ADVISORY VOTE OF THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES REGARDING THE COMPANY’S EXECUTIVE COMPENSATION PROGRAMS

You are being asked to vote, on a non-binding advisory basis, on the frequency with which we should conduct an advisory shareholder vote on our executive compensation plans and programs (say-on-pay).

You are given the option on the proxy card of selecting a frequency of every One Year, Two Years or Three Years, or abstaining. For the reasons set forth below, our Board recommends that you select a frequency of every One Year.

Our Board values the opinions of the Company’s shareholder. The Board has determined that an advisory vote on executive compensation held every year would offer shareholders the best opportunity to timely express their views on the

Company’s executive compensation plans and program and enable the Board and the Compensation Committee to determine current shareholder sentiment. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board will take into account the outcome of the vote when determining how often the Company should conduct an advisory vote on the compensation of our Named Executive Officers as it deems appropriate.

You are being asked to select from one of the four choices set forth in the resolution. The alternative (other than abstention) that receives the most votes will be deemed the advice of the shareholders.

✓	The Board of Directors unanimously recommends that you vote on a non-binding advisory basis for every “One Year” as the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs.

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II. PROPOSALS

PROPOSAL 5	APPROVAL BY NON-BINDING ADVISORY VOTE OF THE COMPANY’S CURRENT EXECUTIVE COMPENSATION PROGRAM

You are being asked to vote on a proposal commonly known as a “say-on-pay” proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

“RESOLVED, that the shareholders of Akorn, Inc. approve, on an advisory basis, the Company’s executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company’s proxy statement for the 2017 annual meeting of shareholders.”

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis. As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results. Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term shareholders, thereby supporting the Company’s strategic objectives and mission.

This advisory vote is in accordance with requirements of the Dodd-Frank. The Dodd-Frank Act required that public companies give their shareholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of shareholders held after January 21, 2011. Further, companies were required to hold an initial advisory vote on the frequency with which future advisory votes should be held – whether every one, two or three years – and must hold subsequent votes on the frequency of such advisory votes at least every six years. The SEC adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.

In advance of the Company’s 2011 annual meeting of shareholders, the Board of Directors had recommended that future advisory votes on the Company’s executive officer compensation program should occur every year. At the 2011 annual meeting of shareholders, the majority of the Company’s shareholders voted in favor of holding future advisory votes every year, and the Company’s Board of Directors subsequently adopted this as its official position. Accordingly, this Proposal 5 is being submitted to you to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the rules of the Securities and Exchange Commission. Depending in part, on the voting results of Proposal 4, we expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the 2018 annual meeting of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

✓	The Board of Directors unanimously recommends that you vote “FOR” approval, on a non-binding advisory basis, of the Company’s executive compensation program.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

III.    Executive Compensation and Other Information

EXECUTIVE SUMMARY

2016 Performance Highlights

•	Generated revenues of $1,117 million

•	Generated operating income of $327.6 million

•	Expanded R&D footprint with opening of new R&D center in Cranbury, NJ
•	Received 3 ANDA approvals

•	Submitted 12 ANDAs to the FDA for approval

•	Received favorable ruling from the Patent Trial Board (PTAB) in the inter partes review (IPR) proceeding

2016 Named Executive Officers (“NEOs”)

• Raj Rai —	Chief Executive Officer
• Duane A. Portwood —	Executive Vice President and Chief Financial Officer
• Joseph Bonaccorsi —	Executive Vice President, General Counsel and Secretary
• Bruce Kutinsky —	Chief Operating Officer
• Steven Lichter —	Executive Vice President, Pharmaceutical Operations
• Jonathan Kafer —	Executive Vice President, Sales and Marketing

Compensation Discussion and Analysis

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COMPENSATION DISCUSSION AND ANALYSIS

HOW WE DETERMINE PAY

Compensation Philosophy and Objectives and Role of the Compensation Committee

The Compensation Committee leads the development of our compensation philosophies and practices to assure that the total compensation paid to our executive officers is fair and reasonable relative to the extremely competitive nature of the specialty pharmaceutical industry of which we are a part. For several years, our Company experienced major business and financial challenges, and has more recently experienced a significant turn-around that is largely attributable to the success of our current management team. During the challenging downturn years, the Compensation Committee focused intently on attracting and rewarding executives with the unique intersection of industry and turnaround skills and made compensation decisions based on our objective of aligning the Company’s key executives’ goals and incentive pay with the goals of our shareholders in order to enable and encourage the turn-around effort. Consistent with our ongoing goal to keep the Company’s key executives’ objectives and incentive pay aligned with the goals of our shareholders, we continue to pursue a compensation philosophy that is intended to provide total compensation opportunities, which include base salary, performance-based cash bonus, long term equity compensation, and a health and welfare benefits package. These are intended to incentivize the uniquely skilled employees who will continue to carry out our strategic plan, mission and goals, while maintaining our required high quality standards and growth.

In 2012, we refined our compensation philosophy to reflect the Company’s current posture in the industry in order to align it with the achievement of the Company’s business strategies. Accordingly, we developed and adopted a philosophy that is intended to serve the foundation upon which the executive compensation program is structured and administered and to serve as a basis for guiding the continued development and evolution of the program.

Our compensation philosophy is based on the following goals and principles:

•	Attract and retain results-oriented executives with proven track records of success to ensure the Company has the caliber of executives needed to perform at the highest levels of the industry,
•	Support Company growth, alignment with shareholder interests and the achievement of other key corporate goals and objectives,
•	Design packages to achieve external competitiveness, internal equity, and be cost-effective,
•	Focus attention on and appropriately balance current priorities and the longer-term strategy of the Company through short- and long-term incentives,
•	Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to Company and individual performance based on position responsibilities and ability to influence financial and organizational results,
•	Promote ownership of Company stock by executives to enhance the alignment of interests with shareholders,
•	Motivate and reward a prudent level of risk and decision making in an effort to drive reasonable performance,
•	Provide flexibility and some discretion in applying the compensation principles to appropriately reflect individual circumstances as well as changing healthcare and pharmaceutical industry conditions and priorities, and
•	Involve a limited use of perquisites and supplemental benefits which will only be provided if a compelling business rationale exists.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management. The Compensation Committee annually approves Named Executive Officer base salaries, establishes annual incentive compensation pay for performance objectives based on both goals for the Company and individual employees, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate and considers awards of long-term equity compensation.

Role of the CEO

The Compensation Committee also seeks input from the CEO, particularly related to the establishment and measurement of corporate and individual objectives and recommendations related to overall employee compensation matters. The CEO provides the Board with a self-evaluation of his performance, but the CEO does not participate in discussions or make recommendations with respect to his own compensation.

Our CEO reviews the performance of, and proposes salary increases for, all managers who report to him, including the other Named Executive Officers. Any increases are generally based upon the individual’s performance during the previous year and any changes in responsibilities for the upcoming year. The Compensation Committee reviews the reasonableness of any proposed compensation for the Named Executive Officers. In conducting its review and making its determinations, the Compensation Committee reviews a history of base salary, cash incentive bonus targets and payouts, and equity awards, prepared by the Company’s Human Resources Department. During the year, our CEO may change the base salary of the managers who report to him, with the exception of our Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”) and General Counsel, without approval of our Compensation Committee. He may do so in order to address significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons.

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COMPENSATION DISCUSSION AND ANALYSIS

Proposed compensation changes for the CFO, COO and General Counsel are submitted by our CEO to the Compensation Committee for review and approval.

Our Human Resources Department (“HR”) evaluates total compensation levels and elements of compensation and fashions competitive pay packages on a company-wide basis. HR also works with the Compensation Committee and the CEO in planning for recruitment and retention of employees. Based on HR’s research and the CEO’s recommendations, we fix these salaries at rates that we believe are generally competitive, but we do not attempt to pay at the high end of our competition.

Role of the Compensation Consultants

The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers, and, since 2012, has retained Willis Towers Watson as its independent compensation consultant to provide the Compensation Committee with support, advice and recommendations on our compensation program for our executive officers.

The Compensation Committee has analyzed whether the work of our compensation consultant Willis Towers Watson has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Willis Towers Watson; (ii) the amount of fees from the Company paid to Willis Towers Watson as a percentage of Willis Towers

Watson’s total revenue; (iii) the policies and procedures of Willis Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Willis Towers Watson or the individual compensation advisors employed by Willis Towers Watson with our CEO; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Willis Towers Watson or the individual compensation advisors employed by Willis Towers Watson. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Willis Towers Watson and the individual compensation advisors employed by Willis Towers Watson as compensation consultants to the company has not created any conflict of interest.

In addition, in 2016 in connection with our restatement process, the Compensation Committee engaged legal counsel to provide advice regarding the recovery of bonuses paid to our executive officers for 2014.

Role of Peer Group

Since 2013, our compensation consultant has worked with the Compensation Committee in comparing our executive compensation with pertinent market data. The data was taken from filings made with the SEC by a selected peer group, which peer group we updated and refined in 2016. The following companies comprised our selected peer group in 2016:

2016 Peer Group
Alkermes Plc.	Jazz Pharmaceuticals plc
Biomarin Pharmaceutical Inc.	Lannett Company, Inc.
Catalent, Inc.	Mallinckrodt Plc.
Endo International Plc.	Prestige Brands Holdings, Inc.
Horizon Pharma plc	Quintiles Transnational Inc.
Impax Laboratories, Inc.	United Therapeutics Corporation
Incyte Corporation

Specifically, the Compensation Committee requested the consultant to report base and annual salary incentive percentages for executives in similar sized companies based on revenue and market capitalization and/or similar industries. The Compensation Committee reviewed the data in order to obtain a general understanding of current compensation practices and trends for specific positions held rather than focusing on the Named Executive Officers. This

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COMPENSATION DISCUSSION AND ANALYSIS

analysis was reviewed and updated in each year since 2013, including 2016, in order to confirm the appropriate data, measures and comparisons.

With respect to establishing the CEO and CFO compensation, we gather, analyze and evaluate the compensation mix provided by our peer group, as well as consider the other factors set forth in the Compensation Committee’s charter. We do not target or benchmark our Named Executive Officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements.

Role of the Shareholders

The Compensation Committee considers shareholder input when setting compensation for the Company’s Named Executive Officers.

At the last annual shareholder meeting, the Company’s advisory vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
99,743,230	2,535,684	176,333	8,643,705

This represents more than a 97% level of approval. Although the effect of the advisory vote on executive compensation is non-binding, the Board and the Compensation Committee considered these results and determined that, based upon their review of the compensation program, input from the compensation consultant and given the significant level of shareholder support, no major restructuring of our executive compensation program was necessary at this time. The Compensation Committee will continue to consider the outcome of the future advisory votes, as well as shareholder feedback that we receive from our shareholder outreach program, and other analysis and data when making compensation decisions for our Named Executive Officers and our compensation programs generally. Akorn values the opinions of its shareholders and is committed to considering their opinions in making compensation decisions. See “Shareholder Outreach Program.”

ELEMENTS OF OUR COMPENSATION PROGRAM

For 2016, the principal components of compensation for our Named Executive Officers were base salary, performance based annual cash incentive and long-term equity incentive. In addition, we offer health and welfare benefits and certain limited perquisites and separation benefits.

Element	Type	At Risk
Base salary	Cash	No, fixed
Performance-based annual incentive(1)	Cash	Yes, at risk based on Company and individual performance
Long-term incentives(2)	Equity	Yes, at risk because time-based vesting occurs over a period of years

(1)	We occasionally also provide non-recurring discretionary cash bonuses to reflect superior individual performance, new responsibilities or to compensate new hires for amounts forfeited from their previous employer.
(2)	Historically, we have awarded options and/or RSUs.

Base Salary

The salaries for our Named Executive Officers are established to be competitive with market practices in order to allow us to attract and retain senior executive talent. Salary decisions are also influenced by internal equity taking into consideration the relationship between salaries among the executives and each executive’s role and responsibilities and the impact on Company performance. Other factors considered by the

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee include an executive’s experience, specific skills, tenure and individual performance. In setting base salaries for the CEO, CFO, COO and General Counsel, we also consider external equity based on analysis of peer group data. The Compensation Committee typically reviews the base salaries of our Named Executive Officers annually in the first quarter with any increases effective as of January 1 of that year.

Performance-Based Annual Incentive Plan

Each year, the Compensation Committee adopts guidelines pursuant to which it calculates the annual performance-based cash incentive awards available to our Named Executive Officers. We have instituted management-by-objectives (MBO) to assess performance as a basis for determining awards for all of our Named Executive Officers paid out under our 2014 Plan. Our MBO based incentive program has continued to be a major component of our compensation strategy. It affords us the opportunity and framework for establishing both corporate and individual performance objectives. Individual MBOs extend beyond financial performance and include actions required for the continued future growth of the company. Each Named Executive Officer’s MBOs align with each of the corporate MBOs. The Compensation Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level. No payments are made under the incentive plan unless a threshold Company objective, such as Adjusted EBITDA, is attained. See “2016 Performance-Based Annual Incentive Awards.”

In addition to cash bonus payments made under our annual cash incentive plan, the Compensation Committee may provide discretionary bonuses to reward an executive’s superior performance in overcoming unforeseen circumstances and exceptional achievements.

Long-Term Equity Incentive Plan

Under our 2014 Plan, the Compensation Committee has the flexibility to make equity awards of the common stock of the Company, including time- and performance-based awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other equity based awards. Our Board developed a long-term equity incentive plan as part of our goal to structure our compensation in a manner where the largest increase in total direct compensation for our Named Executive Officers comes from appreciation in a long-term equity incentive award made under our 2014 Plan (“Long-Term Incentive Award”). Under the plan, the Long-Term Incentive Awards to executive officers would be awarded such that 75% of the grant-date fair value of each executive’s equity grant would be provided in the form of options and 25% in RSUs. We believe that Long-Term Incentive Awards should provide a large majority of compensation opportunity for our Named Executive Officers. The Company does not have any long-term cash incentives nor does it maintain a pension plan or a supplemental executive retirement plan. Our current Form of Non-Qualified Stock Option Award Agreement, Form of Incentive Stock Option Award Agreement and Form of Restricted Stock Unit Award Agreement were filed as exhibits to the Company’s Form 10-K filed with the SEC on March 1, 2017. The Company may from time to time grant other types of equity awards using other forms of award agreements.

Stock Options

Historically we have primarily awarded stock options as the long-term incentive awards. We grant non-qualified stock options (“NSOs”) to our Named Executive Officers as a means of rewarding past performance and encouraging continued efforts to achieve personal and Company objectives in the current and future years. Our options are awarded at the closing price of our stock on the date of grant. Options awarded to our executive officers vest at 25% of the award per year on each of the first four anniversaries of the date of grant and expire five or seven years from the date of grant, as determined by the Compensation Committee and set forth in the applicable award agreement.

Restricted Stock Units

Beginning in 2014, based in part upon the recommendation of the compensation consultant, the Compensation Committee determined that the long-term incentive awards to executive officers would be awarded such that 75% of the

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COMPENSATION DISCUSSION AND ANALYSIS

grant-date fair value of each executive’s equity grant would be provided in the form of options and 25% in RSUs. Each RSU represents the right to receive one share of our common stock on a stated date (the “vesting date”) unless the award is terminated earlier in accordance with terms and conditions established by the administrator of our 2014 Plan. The RSUs generally vest in equal installments, 25% of the award per year on each of the first four anniversaries of the date of grant. Unless the Compensation Committee determines otherwise, RSUs that do not vest will be forfeited. Holders of RSUs have no voting, dividend or other rights as a shareholder until such units are vested.

Timing of Equity Grants and Equity Grant Practices

At the Board meeting held immediately after our annual meeting of shareholders, the Compensation Committee typically will recommend equity compensation, if any, to be awarded to our Named Executive Officers and all other Company employees. All awards are made based on the closing price of our stock on the date of grant. In addition, throughout the year, awards may be made to new employees upon their joining the Company, and to employees who are promoted. The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements. Under our long-term equity incentive plan, in 2016 each executive officer was eligible to receive an award with a value up to a certain percentage of the executive’s annual salary as follows: Mr. Rai 400%; Mr. Portwood 250%, Mr. Bonaccorsi 250%, Mr. Kutinsky 300%, Mr. Lichter 100%, and Mr. Kafer 100%.

In addition to awards made under our incentive plans, the Compensation Committee may provide discretionary bonuses to reward an executive’s superior performance in overcoming unforeseen circumstances and exceptional achievements.

ANALYSIS OF WHAT WE PAID

2016 Base Salaries

In 2016, the Compensation Committee reviewed the base salaries of our Named Executive Officers and increases to base salaries were implemented with the weighted average base salary of our Named Executive Officers increasing approximately only 2% in comparison to 2015.

	2016 Base Salary ($)	2015 Base Salary ($)	What We Took Into Consideration in Setting 2016 Salaries
Raj Rai	824,000	800,000	Mr. Rai’s performance in 2015 in leading the company and recruiting leadership talent to further strengthen the organization
Duane A. Portwood	450,000	450,000	It was decided that Mr. Portwood’s salary was competitive with the market
Joseph Bonaccorsi	437,750	425,000	Mr. Bonaccorsi’s performance in 2015 in handling special legal matters and the increased legal and regulatory work we encountered through our restatement process
Bruce Kutinsky	484,100	470,000	Mr. Kutinsky’s performance in 2015 in new product launches, product approvals and strengthening the organization
Steven Lichter	309,000	300,000	Mr. Lichter’s performance in 2015 in building the Operations organization
Jonathan Kafer	309,000	300,000	Mr. Kafer’s performance in 2015 in building the Commercial organization with regard to people and processes

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Performance-Based Annual Incentive Awards

We structured specific annual incentive awards for 2016 based upon MBOs for our CEO, CFO, COO and General Counsel, as well as the Company’s achievement of its overall goals. After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget.

For 2016, we set the CEO’s bonus target at 100% of base salary, the CFO’s bonus at 50% of base salary, the COO’s bonuses at 50% of base salary and the General Counsel’s bonus at 50% of base salary. These were the same bonus targets set for the CEO, CFO and COO for 2015.

Messrs. Lichter and Kafer had 2016 target bonus opportunities of 40% of base salary. In 2016, the Named Executive Officers each had additional opportunity for “stretch” bonus of between 20% to up to 60% of their base salary (as set forth below) if certain additional objectives were achieved.

In general, the Compensation Committee considered the experience, responsibilities, title and historical performance of each particular Named Executive Officer when determining the target and stretch bonus opportunities and approved specific performance objectives based on the CEO’s recommendation and the Compensation Committee’s review.

	2016 Target Base Incentive Bonus Opportunity as % of Base Salary*	2016 Target Base Incentive Bonus Opportunity as $		2016 Stretch Incentive Bonus Opportunity as % of Base Salary		2016 Stretch Incentive Bonus Opportunity as $		2016 Total Incentive Bonus Opportunity*		Total Incentive Bonus Earned for 2016*
Raj Rai	100%	$823,539		50%		$411,769		$1,235,308		$1,235,308
Duane A. Portwood	50%	225,000		25%		112,500		337,500		337,500
Joseph Bonaccorsi	50%	218,753		25%		109,376		328,129		328,129
Bruce Kutinsky	50%	241,915		25%		120,957		362,872		344,728
Steven Lichter	40%	123,531		20%		61,765		185,296		176,031
Jonathan Kafer(1)	40%	123,531	(1)	60	%(1)	185,296	(1)	308,827	(1)	154,414

(*)	For purposes of our performance-based incentive plan, bonus eligible Base Salary is defined as the officer’s base pay earnings as shown on the officer’s W-2 for the applicable year, except for Mr. Kafer, whose bonus is based on his stated annual base salary for the year. All Bonus Opportunity amounts in the table above were calculated based on each officer’s base pay earnings as shown in the officer’s W-2 for 2016, except for Mr. Kafer whose amounts were based on his stated annual base salary for 2016, in accordance with each officer’s applicable employment agreement.
(1)	Pursuant to his offer letter, Mr. Kafer was entitled to receive a bonus payment in the amount of 40%, 50%, 75% or 100% of his base salary if certain objectives were achieved, if the objectives were exceeded by 5% or if specified additional objectives were achieved.

For the year 2016, the Compensation Committee determined the above bonus amounts were earned by each Named Executive Officer based on the Company’s achievement of its performance targets and each Named Executive Officer’s achievement of personal MBOs. For purposes of determining the target bonus amount earned by each Named Executive Officer, the Company objectives were weighted 50% as a group, and the individual MBOs were weighted 50% as a group. In addition, the Compensation Committee reviewed the Company’s performance and each individual executive’s performance against their respective objectives that were set in 2016 and then assigned the Company and each Named Executive Officer a performance rating from 0-100. An executive officer must have achieved at least 50% of his MBOs in order to receive a bonus under the incentive bonus plan. The Named Executive Officers were also eligible to receive a “stretch” bonus if certain objectives were achieved under the “stretch” portion of the incentive bonus plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Under the 2016 incentive bonus plan, if the Company did not achieve its Adjusted EBITDA target for the year, no bonuses would be paid even if other objectives were achieved.

2016 Performance-Based Annual Incentive Award for our Chief Executive Officer

For 2016, the Company achieved the following financial metrics: Sales of $1,117 million, Adjusted EBITDA of $509 million and Adjusted EPS of $2.25. The Company calculates Adjusted EBITDA by taking income before net interest expense, income tax expense, depreciation, and amortization and adding back non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance. The Company calculates Adjusted diluted earnings per share by excluding amortization, non-cash stock compensation, and other non-cash expenses that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur, and then, dividing that adjusted net income by the actual or anticipated diluted share count for the applicable period.

In addition to reviewing the Company’s financial metrics, the Compensation Committee evaluated the Company’s performance against key strategic initiatives designed to promote the Company’s long-term success, as well as significant events during 2016. The Company was successful in working through the financial restatement process culminating with the filing of 2014 and 2015 Forms 10-K in May, 2016. The Company also remediated the material weaknesses that were identified in the audit of the 2015 financials. The Company has made significant progress on its plans for Akorn India Private Limited (AIPL) and its FDA certification there. In addition, the Company submitted 12 ANDAs, 3 ANADAs and 1 NDA to the FDA for approval and expanded the Company’s R&D capacity with the opening of a new R&D center in New Jersey. The Company also invested in its organizational talent and enhanced our organizational culture.

The Compensation Committee determined that Mr. Rai should be awarded incentive bonus based on the following achievements in 2016. He led the Company in achieving record revenues, surpassing a billion dollars. Under his leadership the Company exceeded all of its financial targets. The restatement of the 2014 financial statements and remediation of all of the earlier identified material weaknesses were significant accomplishments. Mr. Rai ensured that all of the Company’s operations maintained regulatory compliance and we had significant progress in our plans to obtain FDA certification of our AIPL facilities. Additionally he continued to lead the building of our organizational talent and embedding of our culture.

2016 Performance-Based Annual Incentive Award for our Other Named Executive Officers

Similar to prior years, for fiscal year 2016, Mr. Rai recommended to the Compensation Committee corporate goals and personal MBOs required for incentive payout to other Named Executive Officers. The goals for the other Named Executive Officers were significantly aligned with the Company’s overall stated goals and objectives, and were tailored to each Named Executive Officer’s role and responsibilities within the Company. As an initial threshold for any payment, the plan required achievement of the Adjusted EBITDA target as well as achievement of at least 50% of the executive’s individual MBOs. The amounts of actual individual payouts to the other Named Executives Officers varied based on achievement of their personal MBOs, which were in the range of 0% to 100% of individual goal achievement.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determined that Mr. Portwood should be awarded an incentive bonus based on the following achievements. Mr. Portwood led the Company’s finance organization in restating the Company’s 2014 financial statements and filing of the Company’s 2014 and 2015 financial reports in a timely manner and to the satisfaction of the regulatory authorities and the Company’s auditor. Additionally, the Company remediated all of the previously identified material weaknesses. Mr. Portwood led the continued development and growth of the Company’s finance organization which has improved business processes. Mr. Portwood also led the development and execution of a share repurchase program that repurchased approximately 1.8 million shares and the Company’s early payments on its debt.

The Compensation Committee determined that Mr. Bonaccorsi should be awarded an incentive bonus based on the following accomplishments. In 2016, Mr. Bonaccorsi managed a diverse litigation and regulatory docket with a small internal team and a broad spectrum of outside counsel that were retained by the Company and board committees. The Company successfully resolved a number of matters and Mr. Bonaccorsi personally engaged with regulatory agencies on behalf of the Company. He also provided oversight to the legal team as it achieved a successful patent challenge.

The Compensation Committee determined that Dr. Kutinsky should be awarded an incentive bonus based on the following achievements. Dr. Kutinsky provided leadership across a broad range of functions to include Pharmaceutical Operations, Sales & Marketing, Regulatory

Affairs and Information Technology. He led focused efforts on improving the Company’s efficiency as an organization and collaboration across all departments. Nine (9) products with fifteen (15) SKUs were launched during the year with more than 75% of these launches achieving their forecasted targets. There were 130 responses to regulatory inquiries and 130 other governmental submissions handled by the Company during 2016 to support the review of the Company’s product filings with the FDA. Additionally, he led the evaluation of the Company’s technology landscape and strategy and has overseen the plans that have been put in place to address the Company’s growth.

The Compensation Committee determined that Mr. Lichter should be awarded an incentive bonus based on the following achievements in 2016. Mr. Lichter ensured that all manufacturing facilities maintained their regulatory compliance to operate. He led cost savings initiatives across the operations organization that delivered almost double the original commitments. The organization also implemented process discipline to increase efficiency.

Mr. Kafer’s bonus for 2016 was directly linked to the sales performance of the Company and targets established by the Compensation Committee and the Board of Directors. In 2016, the Company achieved $1,117 million in sales. While not a factor in the determination of Mr. Kafer’s bonus amount, the Compensation Committee noted his strategic and tactical leadership in addressing the market dynamics that the Company faced in 2016, along with the process focus on new product launches.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Long-Term Incentive Grants

Due to the restatement process, no equity awards were granted in 2015 under the Company’s long-term incentive plan. The long-term incentive awards that were intended to be granted in 2015 were granted on March 24, 2016 and were granted 100% in options. As such, the table below includes two long-term incentive grants for certain officers. During 2016, the Board made the following grants of stock options and restricted stock units (RSUs) to the Company’s Named Executive Officers:

	Number of Options Granted in 2016	Grant Date Fair Value 2016 Options $	Number of RSUs Granted in 2016	Grant Date Fair Value 2016 RSUs $
Raj Rai(1)	383,217	$4,290,525	27,119	$800,010
Duane A. Portwood	75,000	$976,245	—	—
Joseph Bonaccorsi(1)	129,146	$1,443,415	9,004	$265,618
Bruce Kutinsky(1)	110,583	$1,314,861	11,949	$352,496
Steven Lichter	101,984	$1,066,255	2,542	$74,989
Jonathan Kafer	61,384	$659,642	2,542	$74,989
TOTAL	861,314	$9,750,943	53,156	$1,568,102

(1)	The amounts shown for Messrs. Rai, Bonaccorsi and Kutinsky include two grants of long-term incentive awards made in 2016. Due to the restatement process, no equity awards were granted in 2015 under our long-term incentive plan. The long-term incentive awards that were intended to be granted in 2015 were granted on March 24, 2016 and were granted 100% in options. These options are included in the amounts shown (along with the annual 2016 awards that were granted after the 2016 annual meeting) and are as follows: on March 24, 2016, Mr. Rai was awarded 191,387 options; Mr. Kutinsky was awarded 26,058 options and Mr. Bonaccorsi was awarded 65,453 options. Mr. Portwood was not eligible under the long-term incentive award program in 2016. The option grant in 2016 to Mr. Portwood was a discretionary grant.

In addition to the incentive awards described above, the Compensation Committee made discretionary cash bonuses to Named Executive

Officers for extraordinary contributions in 2016. See the “Summary Compensation Table” for the amounts of those awards.

OTHER ELEMENTS OF COMPENSATION

Below are additional elements of compensation that we provide to our executive officers. For information regarding employment agreements and our executive severance plan, see “Potential Payments Upon Termination.”

Company-Wide Benefits

The Company does not have a pension plan and does not have a supplemental executive retirement plan. Executive officers and all full-time employees are eligible to participate in the Company’s benefit programs, which include health insurance (which is partially funded by the employee), 401(k), disability and life insurance (separate programs for executives and all other employees), flexible spending accounts, an employee stock purchase plan, an employee assistance program, an education assistance program, travel assistance, paid time off and holidays. Part-time employees are eligible to participate in a limited benefits program which includes a 401(k) plan, an employee stock purchase plan, and limited holiday and paid time off. Since January 1, 2011, the Company has been matching employee 401(k) contributions at a rate of 50% up to the first 6% of the employee’s eligible wages contributed to the plan.

Perquisites

In 2009, the Company largely eliminated perquisites for its executive officers. In 2015, the Company made several additions to its team of executive officers, and in doing so paid moving, temporary housing and related relocation costs to

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COMPENSATION DISCUSSION AND ANALYSIS

some of its Named Executive Officers, however the Company did not provide such perquisites to any of its Named Executive Officers in 2016.

ESPP

In December 2016, the Company’s shareholders approved the 2016 Akorn Inc., Employee Stock Purchase Plan (ESPP). Starting in January 2017, the ESPP permitted eligible employees to acquire shares of our common stock at a 15% discount from market price, through payroll deductions not exceeding 15% of base wages. Purchases under the ESPP are subject to an annual maximum purchase of the lesser of

$25,000 in market value of our common stock or 15,000 shares.

Executive Share Retention and Ownership Guidelines

In order to promote equity ownership and further align the interests of management with the Company’s shareholders, the Company adopted stock ownership guidelines for the Company’s executive officers. The executive officers are expected to achieve the ownership level associated with their position within five years of their respective appointments.

Role	Guideline
Chief Executive Officer	5 times base salary
All Other Executive Officers	3 times base salary

Until the specified ownership levels are met, an executive officer will be required to retain 50% of all shares acquired upon option exercises and the vesting of RSUs (in both cases, less shares withheld to pay taxes or cost of exercise). The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company’s common stock on the acquisition date. For purposes of the stock ownership guidelines, stock ownership includes:

•	shares purchased on the open market,
•	shares owned jointly with, or separately, by the officer’s spouse and dependent children,
•	shares held in trust for the officer or immediate family member,
•	shares held through any Company-sponsored plan, including specifically the Employee Stock Purchase Plan,
•	shares obtained through the exercise of stock options, and
•	50% of unvested restricted shares of stock.

As of December 31, 2016, Messrs. Rai, Bonaccorsi, and Kutinsky had all met the minimum ownership guidelines, and Messrs. Portwood, Lichter, and Kafer have until five years from their respective appointments to attain the required ownership levels.

Hedging Policy

Under the Company’s hedging policy, executive officers are discouraged from engaging in the purchase of puts, calls or other hedging transactions involving Company stock.

Clawback Policy

In February 2016, the Company adopted a compensation clawback policy (“Clawback Policy”) that applies to all executive officers and incentive-based compensation (including discretionary bonuses) awarded to such officers. Under the policy, the Company may require the forfeiture and repayment of incentive-based compensation if (1) the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws, (2) an executive officer received incentive-based compensation based on materially inaccurate financial statements or materially inaccurately determined performance metrics, (3) an action or omission by an executive officer results in material financial or reputational harm to the Company, or (4) an executive officer violated a non-compete or non-solicit provision or engaged in a felony or professional conduct injurious to the Company, its customers, employees, suppliers, or shareholders. In any such event, the Compensation Committee may require that an executive officer forfeit or repay all or any portion of any outstanding unpaid incentive-based compensation that was awarded to the officers

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COMPENSATION DISCUSSION AND ANALYSIS

and any incentive-based compensation that was paid to the officers during the 36 months prior. If a restatement occurs or an award is based on materially inaccurate financial statements or performance metrics, the Compensation Committee will consider all facts and circumstances that it determines relevant, including whether anyone responsible engaged in misconduct and issues of accountability. Any amount repaid by an executive officer shall not exceed the amount of incentive-based compensation awarded by the Company in excess of what would have been awarded to such employee under the circumstances reflected by the accounting restatement since the effective date of the policy. Pursuant to the provisions of the Clawback Policy, the Company shall amend the policy as necessary to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NASDAQ. In order to ensure the enforceability of the Clawback Policy, the Company is inserting appropriate language regarding the policy into applicable award agreements and other documents.

In addition to the Clawback Policy, the Company’s CEO and CFO are subject to statutory clawback requirements under the Sarbanes Oxley Act of 2002, which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits publicly held companies from deducting more than $1.0 million per year in compensation paid to each of certain of the Company’s highest paid executive officers, unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our shareholders, such as our 2014 Plan. It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. In general, historically the Compensation Committee has structured awards to the executive officers under the Company’s non-equity incentive program to qualify for this exemption. We continue to strive to structure compensation (excluding certain equity incentives) paid to the Named Executive Officers so that it is deductible under Section 162(m) of the Internal Revenue Code to the extent practical, but we may award non-deductible compensation in certain circumstances as we deem appropriate.

We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

Accounting Treatment Considerations

We are especially attuned to the impact of ASC 718 - Stock Compensation, with respect to the granting and vesting of equity compensation awards. Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years. This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers. The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2016 and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee, consisting of:

Adrienne L. Graves, Ph.D., Chair

Ronald Johnson

Alan Weinstein

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION TABLES

2016 Summary Compensation Table

The following table sets forth information concerning compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2016, 2015 and 2014.

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation* ($)(3)		All Other Compensation ($)(4)	Total* ($)
Raj Rai	2016	824,000		—		800,010	4,290,525	(10)	1,235,308		4,923	7,154,766	(10)
Chief Executive Officer	2015	800,000		391,400		—	—		724,399		3,211	1,919,010
	2014	750,000		375,000	(5)	4,412,253	1,948,882		1,125,000	(5)	3,721	8,614,856
Duane A. Portwood	2016	450,000		200,145	(8)	—	976,245		337,500		8,259	1,972,149
Executive Vice President and	2015	70,962	(6)	37,500	(7)	—	3,186,270		—		104	3,294,836
Chief Financial Officer	2014	—		—		—	—		—		—	—
Joseph Bonaccorsi	2016	437,750		145		265,618	1,443,415	(10)	328,129		11,735	2,486,792	(10)
Executive Vice President,	2015	425,000		100,000		—	—		218,510		8,810	752,320
General Counsel and Secretary	2014	350,000		—		3,913,930	389,703		168,000	(5)	10,769	4,832,402
Bruce Kutinsky	2016	484,100		—		352,495	1,314,861	(10)	344,728		12,528	2,508,712	(10)
Chief Operating Officer	2015	470,000		—		—	—		122,200		8,511	600,711
	2014	425,000		—		184,140	552,102		255,000	(5)	4,668	1,420,910
Steven Lichter	2016	309,000		—		74,949	1,066,255		176,031		11,493	1,637,768
Executive Vice President,	2015	259,616	(6)	94,854	(9)	—	3,641,160		90,866		8,925	4,095,421
Pharmaceutical Operations	2014	—		—		—	—		—		—	—
Jonathan Kafer	2016	309,000		—		74,949	659,642		154,414		10,773	1,208,818
Executive Vice President,	2015	207,692	(6)	39,100		—	2,087,650		83,077		20,786	2,438,305
Sales and Marketing	2014	—		—		—	—		—		—	—

(1)	This column shows the grant date fair value of RSUs granted during the applicable year. Due to the restatement process, no RSUs were awarded under our long-term incentive plan in 2015. Such long-term incentive awards were delayed until 2016 and were granted 100% in options.
(2)	This column shows the grant-date fair value of stock options granted during the applicable year. These amounts were determined as of the option’s grant dates in accordance with ASC 718 using the Black Scholes-Merton valuation model. The assumptions used were the same as those reflected in Note 10 – Stock Options, Employee Stock Purchase Plan and Restricted Stock of the Company’s 2016 Form 1O-K filed with the SEC on March 1, 2017. Due to the restatement process, no stock options were awarded under our long-term incentive plan in 2015. The stock options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date. Due to the restatement process, no equity awards were granted in 2015 under our long-term incentive plan. Such long-term incentive awards were delayed until 2016 and were granted 100% in options. As a result, the amounts shown for Messrs. Rai and Bonaccorsi and Dr. Kutinsky include both their 2015 awards that were delayed until 2016 as well as their regular 2016 awards.
(3)	The amounts shown in this column are performance-based annual incentive awards earned in the applicable year. Annual performance-based incentive awards are typically paid to the Named Executive Officers in the first quarter of the subsequent year in which they were earned.
(4)	The amounts reported in this column represent the dollar amount for each Named Executive Officer as set forth in more detail in the “All Other Compensation Table” below.
(5)	In light of the Company’s restatement of its financial statements for 2014, the Compensation Committee re-evaluated the base, “stretch” and discretionary bonuses paid to officers listed as the Company’s “named executive officers” for fiscal year 2014. Consistent with the terms of the Company’s Clawback Policy, the Company determined to seek repayment of 100% of the after-tax bonuses (base, “stretch” and discretionary) related to 2014 service that were paid to each of the 2014 Named Executive Officers who were still employed by the Company.
(6)	The amounts shown represent the base salaries of Messrs. Portwood, Lichter and Kafer - $450,000, $300,000 and $300,000, respectively, pro-rated to their respective start dates of October 30, February 16 and April 20, 2015.
(7)	Mr. Portwood joined Akorn on October 30, 2015, and so did not receive bonus targets for 2015; however, he received a guaranteed payment of $37,500 to partially compensate for the bonus opportunity he gave up at his prior employer when joining Akorn.
(8)	Mr. Portwood was awarded a discretionary bonus of $200,000 for his work on the restatement.
(9)	Mr. Lichter was granted a signing bonus of $46,154. Mr. Lichter was also awarded a discretionary bonus in the amount of $48,700.
(10)	The amount shown for Messrs. Rai and Bonaccorsi and Dr. Kutinsky each represents two equity awards, of which one was out of cycle. See “2016 Long-Term Incentive Grants.”

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

All Other Compensation Table

Name	Year	401(k) Match ($)	Group Term Life Insurance Premium ($)	All Other ($)(a)	Total ($)
Raj Rai	2016	345	828	3,750	4,923
Duane A. Portwood	2016	7,431	828	—	8,259
Joseph Bonaccorsi	2016	7,157	828	3,750	11,735
Bruce Kutinsky	2016	7,950	828	3,750	12,528
Steven Lichter	2016	7,950	1,548	1,995	11,493
Jonathan Kafer	2016	7,950	828	1,995	10,773

(a)	For Messrs. Rai, Bonaccorsi, Lichter, and Kafer, as well as Dr. Kutinsky, the amounts in this column are related to the termination of the prior employee stock purchase plan in early 2016. When the prior employee stock purchase plan was terminated in early 2016, the Company returned to the employees the total amount they had contributed to the plan in 2015, as well as an amount equal to the purchase price discount that each individual would have enjoyed had stock been purchased. The amounts shown in this column represent the purchase price discount that each individual would have enjoyed had stock been purchased.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

2016 Grants of Plan-Based Awards

The following table provides additional information about non-equity incentive compensation, stock option awards, and restricted stock unit awards granted to our Named Executive Officers in 2016 under our 2014 Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other	All Other Option	Exercise
Name	Grant Date	Thres - hold ($)	Target ($)	Maximum ($)	Stock Awards: Number of Shares of Stocks	Awards: Number of Securities Underlying Options(2)	or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)
Raj Rai
Non-Equity Incentive Compensation	03/30/2016		823,539	1,235,308
Stock Options(5)	03/28/2016					191,387	23.26	1,890,655
Stock Options	07/01/2016					191,830	29.50	2,399,870
RSUs	07/01/2016				27,119		29.50	800,010
Duane A. Portwood
Non-Equity Incentive Compensation	03/30/2016		225,000	337,500
Stock Option	08/09/2016					75,000	30.89	976,245
Joseph Bonaccorsi
Non-Equity Incentive Compensation	03/30/2016		218,752	328,129
Stock Options(5)	03/28/2016					65,453	23.26	646,591
Stock Options	07/01/2016					63,693	29.50	796,825
RSUs	07/01/2016				9,004		29.50	265,618
Bruce Kutinsky
Non-Equity Incentive Compensation	03/30/2016		241,915	362,872
Stock Options(5)	03/28/2016					26,058	23.26	257,419
Stock Options	07/01/2016					84,525	29.50	1,057,442
RSUs	07/01/2016				11,949		29.50	352,495
Steven Lichter
Non-Equity Incentive Compensation	03/30/2016		123,531	185,296
Stock Options	02/19/2016					84,000	24.95	841,268
Stock Options	07/01/2016					17,984	29.50	224,987
RSUs	07/01/2016				2,542		29.50	74,989
Jonathan Kafer
Non-Equity Incentive Compensation	03/30/2016		154,414	308,827
Stock Options	02/19/2016					43,400	24.95	434,665
Stock Options	07/01/2016					17,984	29.50	224,987
RSUs	07/01/2016				2,542		29.50	74,989

(1)	For information on performance-based annual incentive awards granted in 2016, see “Performance-Based Annual Incentive” and “Summary Compensation Table - Non-Equity Incentive Plan Compensation.”
(2)	The stock options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(3)	The per-share exercise or base price of the options and RSUs granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective option or RSU.
(4)	The grant date fair value of each option award granted during 2016 was based on the closing price of our common stock on the grant date, and was calculated in accordance with ASC 718. The assumptions used were the same as those reflected in Note 10 – Stock Options, Employee Stock Purchase Plan and Restricted Stock of the Company’s 2016 Form 1O-K filed with the SEC on March 1, 2017.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

(5)	Due to the restatement process, no equity awards were granted in 2015 under our long-term incentive plan. The long-term incentive awards that were intended to be granted in 2015 were granted on March 24, 2016.

Outstanding Equity Awards at 2016 Year-End

The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2016. Market values have been determined based on the closing price of our common stock on December 31, 2016 of $21.83.

	OPTION AWARDS(1)					RESTRICTED STOCK UNIT AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Raj Rai
Option(1)	48,900	16,300		15.36	5/3/2018
Option(2)	105,846	105,844		24.74	5/2/2019
Option(3)	—	191,387		23.26	3/28/2023
Option(4)	—	191,830		29.50	7/1/2023
RSU(5)						13,135	286,737
RSU(6)						49,296	1,076,132
RSU(7)						27,119	592,008
Duane A. Portwood
Option(8)	75,000	225,000		26.74	10/30/2022
Option(9)	—	75,000		30.89	8/09/2023
Joseph Bonaccorsi
Option(1)	9,075	3,025		15.36	5/3/2018
Option(2)	21,166	21,164		24.74	5/2/2019
Option(3)	—	65,453		23.26	3/28/2023
Option(4)	—	63,693		29.50	7/1/2023
RSU(5)						2,626	57,326
RSU(6)						49,580	1,082,331
RSU(7)						9,004	196,557
Bruce Kutinsky
Option(10)	100,000	—		13.35	8/3/2017
Option(1)	15,900	5,300		15.36	5/3/2018
Option(2)	29,986	29,984		24.74	5/2/2019
Option(3)	—	26,058		23.26	3/28/2023
Option(4)	—	84,525		29.50	7/1/2023
RSU(5)						3,721	81,229
RSU(7)						11,949	260,847
Steven Lichter
Option(11)	50,000	150,000		48.05	2/23/2022
Option(12)	—	84,000		24.95	2/19/2023
Option(4)	—	17,984		29.50	7/1/2023
RSU(7)						2,542	55,492
Jonathan Kafer
Option(13)	31,250	93,750		43.00	5/1/2022
Option(12)	—	43,400		24.95	2/19/2023
Option(4)	—	17,984		29.50	7/1/2023
RSU(7)						2,542	55,492

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

NOTES:

(1)	The amounts shown represent the number of options granted to each executive officer May 3, 2013 that had vested but not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(2)	The amounts shown represent the number of options granted to each executive officer May 2, 2014 that had vested but had not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(3)	The amounts shown represent the number of options granted to each executive officer March 28, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(4)	The amounts shown represent the number of options granted to each executive officer July 1, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(5)	The amounts shown represent the number of RSUs granted to each executive officer May 2, 2014 that had not vested as of December 31, 2015. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(6)	The amounts shown represent the number of RSUs granted to each executive officer September 5, 2014 that had not vested as of December 31, 2016. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(7)	The amounts shown represent the number of RSUs granted to each executive officer July 1, 2016 that had not vested as of December 31, 2016. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(8)	The amounts shown represent the number of options granted on October 30, 2015 to Mr. Portwood in connection with his hire as our new Chief Financial Officer that had not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(9)	The amounts shown represent the number of options granted to Mr. Portwood on August 9, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(10)	The amount shown represents the number of options granted to Dr. Kutinsky on August 3, 2012 that had not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(11)	The amounts shown represent the number of options granted on February 23, 2015 to Mr. Lichter in connection with his hire that had not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(12)	The amounts shown represent the number of options granted to each executive officer on February 19, 2016 that had not been exercised as of December 31, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(13)	The amounts shown represent the number of options granted on May 1, 2015 to Mr. Kafer in connection with his hire that had not been exercised as of December 31, 2016. The options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.

2016 Option Exercises and Stock Vested Table

The following table provides a summary of the value realized by our Named Executive Officers from the exercise of option awards or the vesting of restricted stock unit awards during the year ended December 31, 2016.

	OPTION AWARDS		RESTRICTED STOCK UNIT AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Number of Shares Withheld to Cover Tax Liability(2)	Value Realized on Vesting ($)(2)
Raj Rai	—	—	31,216	14,265	855,712
Duane A. Portwood	—	—	—	—	—
Joe Bonaccorsi(3)	175,000	5,368,998	26,104	11,737	696,860
Bruce Kutinsky(4)	375,000	11,595,176	1,861	578	57,598
Steven Lichter	—	—	—	—	—
Jonathan Kafer	—	—	—	—	—

(1)	The stock option exercises included above were either same-day sales or were sales to cover the exercise price and taxes due upon exercise of the options. The value realized on exercise of these options equaled the difference between the average sales prices and the exercise prices for the underlying shares.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

(2)	During 2016, in addition to the shares acquired on vesting above, the following Named Executive Officers acquired the following shares that vested in 2015, but could not be released until 2016 as a result of the Company’s financial restatement: Mr. Rai – 24,649 shares, less 11,264 shares withheld to cover taxes, with a total value realized on vesting of $762,887; and Mr. Bonaccorsi – 24,790 shares, less 8,260 shares withheld to cover taxes, with a total value realized on vesting of $767,251. These shares acquired on vesting of RSUs were disclosed on the prior year’s proxy statement with pro forma values realized on vesting based on the shares’ market value on vesting date.
(3)	Of the 175,000 options exercised by Mr. Bonaccorsi during the year ended December 31, 2016, 90,250 shares were sold to cover the exercise price and taxes due upon exercise of options and the remaining 84,750 shares were held by Mr. Bonaccorsi.
(4)	Of the 375,000 options exercised by Dr. Kutinsky during the year ended December 31, 2016, 86,436 were traded to the Company in payment of taxes due, 142,000 were sold on the date of exercise, and 146,564 were held by Dr. Kutinsky.

Potential Payments Upon Termination

Employment Agreements and Offer Letters

We have entered into employment agreements with our CEO, CFO, COO and GC that, in addition to providing bonus opportunity, provide the officers with compensation if they are terminated without cause, they leave the Company with good reason or their employment terminates in certain circumstances in connection with a change of control. The agreements renew automatically for a one-year period unless written notice of termination is provided. We believe the terms of the employment agreements promote stability and continuity of senior management. Specifically, these common protections promote our ability to attract and retain management and assure us that our executive officers will continue to be dedicated and available to provide objective advice and counsel notwithstanding the possibility, threat or occurrence of a change in their circumstances or in the control of the Company. All of the employment agreements are listed in the Exhibit Index to our 2016 Annual Report on Form 10-K.

Each of our CEO, CFO, COO and GC is entitled to receive benefits under the employment agreements if (1) we terminate the executive’s employment without cause, (2) the executive resigns for good reason or (3) if there is a change of control during the term of the agreement and within the 90 days prior to and 12 months following the change of control we terminate the executive’s employment without cause or he resigns for good reason. Under these scenarios, each of the executives is entitled to receive (1) any accrued but unpaid salary and pro-rata bonus, (2) reimbursement for any outstanding reasonable business expense, (3) vacation pay, (4) continued life and health insurance as described below and (5) a severance payment calculated as described below.

The term “cause” includes termination due to willful and continued failure to substantially perform assigned duties, the conviction of any felony or crime involving fraud, and breach of any material term of the employment agreement. The term “good reason” includes termination due to a material adverse change in status or responsibilities, relocation beyond fifty (50) miles from the executive’s job location or residence, a substantial reduction in base salary that is not comparable to that of other executives and is not part of a comprehensive reduction, and the failure of the Company to obtain an agreement satisfactory to the executive from any successor entities to assume the employment agreement.

If we terminate the executive without cause or the executive resigns for good reason, the severance payment will be equal to one times his then current base salary plus his total bonus opportunity most recently approved under the Company’s annual bonus incentive plan. In addition, the executive is eligible to receive payment of life and health insurance coverage for a period of 12 months following such executive’s termination of employment.

If there is a change of control during the term of the agreement and within the period from 90 days prior to and 12 months following the change in control we terminate the executive without cause or the executive resigns for good reason, the severance payment will be equal to three times in the case of the CEO and two times in the case of the CFO, COO or GC, the sum of the greater of (a) the executive’s then current base salary and (b) his base salary immediately prior to the change of control, plus his total bonus opportunity most recently approved under the Company’s annual bonus incentive plan. In addition, the executive will be eligible to receive payment of life and health insurance coverage for a period of 36 months for the CEO and 24

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

months for each of the CFO, COO and GC, following such executive’s termination of employment as well as vesting (as of the executive’s last day of employment) of any unvested options or RSUs previously granted to the executive.

Severance payments will be made in one lump sum within 30 days, or as soon as administratively practicable, following the termination date, subject to all applicable tax and other withholdings.

If the executive’s employment is terminated by the Company for cause, or by the executive without good reason, or due to the executive’s death or disability or retirement pursuant to the Company’s policies applicable to executive officers, the executive is not entitled to severance pay or continuation of payment of life and health insurance but will receive accrued, but unpaid salary, reimbursement for any outstanding reasonable business expense and pro-rata pay for unused vacation time.

The employment agreements contain non-competition and non-solicitation covenants that apply during the term and until the sooner to occur of 12 months following the executive’s termination date and 12 months following the change of control.

In the event that any payment or benefit received or to be received by the CEO, CFO, COO or GC in connection with termination of his employment agreement would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code or any similar or successor provision to 280G would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such amounts would be reduced to the largest amount which would result in no portion of the amounts being subject to the excise tax. The agreements do not provide for any tax gross-up of severance pay.

A copy of each of the employment agreements and letter agreements we have with our Named Executive Officers has been filed with the SEC. Please see the exhibit list to our Form 10-K filed with the SEC on March 1, 2017.

Executive and Key Management Change in Control Severance Plan

The severance and change in control arrangements for our CEO, CFO, COO and GC are set forth in their individual employment agreements, as set forth above. Severance and change in control arrangements for our other Named Executive Officers and key executives is set forth in the Executive Change in Control Severance Plan (the “Executive CIC Plan”) that has been instituted by our Compensation Committee. Participants in the Executive CIC Plan are selected by the Company’s Compensation Committee or Board of Directors. Under the Executive CIC Plan, if a Named Executive Officer, within the 90 days prior to and 12 months following a change of control of the Company, experiences an involuntary termination without cause or voluntarily terminates his employment for good reason, then he will be entitled to receive (i) a lump-sum cash severance payment equal to one year of his then current base salary, (ii) continued payment of health insurance coverage for a period of one year following termination of employment and (iii) vesting as of the executive’s last day of employment of any unvested options or RSUs previously granted to the executive. See “Payments in Connection with Various Termination Scenarios.”

The Executive CIC Plan provides the Company with assurance that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company and its affiliates and to promote certainty and minimize potential disruption for key executives of the Company in the event the Company is faced with or undergoes a change in control. The Company updated its equity award agreements for its Named Executive Officers. Each of the Company’s equity award agreements for Named Executive Officers now provides for this “double trigger” vesting of equity awards in the event the Company undergoes a change in control transaction in which the awards are continued or assumed – that is, the award will vest if the recipient experiences an involuntary termination without cause or voluntarily terminates his employment for good reason within the 90 days prior to and 12 months

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

following a change in control of the Company. Our current Form of Non-Qualified Stock Option Award Agreement, Form of Incentive Stock Option Award Agreement, and Form of Restricted Stock Unit Award Agreement were filed as exhibits to our Form 10-K that we filed with the SEC on May 10, 2016. Other equity awards may be granted under our 2014 Plan using other forms of award agreements as may be determined from time to time in the form approved by the Compensation Committee.

The Executive CIC Plan does not provide for any tax gross-up of severance pay. In addition, payment of any cash severance under the Executive CIC Plan is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the executive officer’s competition, solicitation of employees, disparagement of the Company and its affiliates and disclosure of confidential information.

Payments in Connection with Various Termination Scenarios

The following table indicates the cash amounts, accelerated vesting and other payments and benefits that each Named Executive Officer would have been entitled to receive upon termination under various circumstances pursuant to the terms of their respective employment agreements, the 2003 Plan and 2014 Plan, the award agreements made under the 2003 Plan and the 2014 Plan and the Company’s Executive CIC Plan. The table assumes that the executive’s termination of employment with the Company under the scenario shown occurred on December 31, 2016.

Executive / Termination Event(1)(2)	Cash Severance Payment	Acceleration of Equity Awards(3)		Life/Health Insurance Benefits		Total Termination Benefits
Raj Rai
without cause or with good reason,	$2,060,000	—		$13,233	(4)	$2,073,233
without cause or with good reason within 90 days prior to or 12 months following a change of control	$6,180,000	$2,376,721		$39,699	(5)	$8,596,420
Duane A. Portwood
without cause or with good reason,	$787,500	—		$13,233	(4)	$800,733
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,575,000	(6)		$26,466	(5)	$1,601,466
Joseph Bonaccorsi
without cause or with good reason	$766,063	—		$13,233	(4)	$779,296
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,532,125	$1,414,501		$26,466	(5)	$2,973,093
Bruce Kutinsky
without cause or with good reason,	$829,675	—		$13,233	(4)	$842,908
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,659,350	$1,327,240		$26,466	(5)	$3,013,056
Steven Lichter
without cause or with good reason	—	—		—		—
without cause or with good reason within 90 days prior to or 12 months following a change of control	$309,000	$55,492	(6)	$13,233	(4)	$377,725
Jonathan Kafer
without cause or with good reason	—	—		—		—
without cause or with good reason within 90 days prior to or 12 months following a change of control	$309,000	$55,492	(6)	$13,233	(4)	$377,725

(1)	The table does not give effect to any reduction in payments to any executive that might occur under his employment agreement in the event that the payment would become subject to additional taxes under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments in the event of a termination or resignation following a change in control. In addition, the amounts shown in this table do not include accrued but unpaid salary, reimbursement for any outstanding reasonable business expense or vacation pay.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

(2)	If the executive’s employment is terminated by the Company for cause, or by the executive without good reason, or due to the executive’s death or disability or retirement pursuant to the Company’s policies, the executive will receive all accrued but unpaid salary, reimbursement for any outstanding reasonable business expense and vacation pay. In accordance with each officer’s employment agreement, all bonus amounts included in severance in this table are based on the officer’s base pay earnings in the officer’s W-2 for 2016, except for Mr. Kafer, whose bonus amount is based on his stated base salary.
(3)	The amount represents the intrinsic value of “in-the-money” unvested stock options and unvested RSUs based on $21.83 per share, which was the closing stock price of Akorn, Inc. common stock on December 31, 2016.
(4)	The amount represents the estimated cost to continue health and life insurance coverage for 1 year.
(5)	The amount represents the estimated cost to continue health and life insurance coverage for Mr. Rai for 3 years, for Messrs. Portwood, Bonaccorsi and Kutinsky for 2 years.
(6)	All of the stock options held by Messrs. Lichter, Kafer and Portwood were out of the money as of December 31, 2016.

DIRECTOR COMPENSATION

Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval. Each year, the Compensation Committee works with its independent compensation consultant to review current director compensation using published survey data of companies of similar size based on revenue and market capitalization and in the pharmaceutical industry, as well as director compensation of companies in our self-selected peer group, in order to guide the Compensation Committee towards establishing director compensation that falls in an appropriate range. In 2016, based upon the recommendations of the compensation consultant, the Compensation Committee revised our director compensation program to better align the program with median peer group practices to compensate for additional time commitment and risk associated with participation on Board committees.

Annual Compensation Element	Amount
	Chair	Member
Annual Cash Retainer	$125,000	$75,000
Annual Equity Award Grant Value	$275,000	$275,000
Audit Committee - Cash Compensation	$25,000	$15,000
Compensation Committee - Cash Compensation	$20,000	$10,000
Nominating and Governance Committee - Cash Compensation	$15,000	$7,500
Special Committee - Cash Compensation(1)	$15,000	$7,500
Stock Ownership Guidelines	5x annual equity and cash retainer	5x annual equity and cash retainer

(1)	From time to time, the Board may create one or more special committees. Generally, a chair of a special committee is paid $15,000 and a member $7,500 for his or her services, however, the compensation paid may vary and is approved on a case-by-case basis by the Compensation Committee.

All retainers are paid quarterly in arrears. In addition to the above fees, we reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors. Annual equity awards are typically granted to our directors at the Board meeting held immediately after our annual meeting of shareholders.

In connection with their service as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of the Company and its shareholders to align the financial interests of the Company’s directors with those of the shareholders. Accordingly, the Compensation Committee established the following stock ownership guidelines for directors. Each director is expected to acquire and retain shares of the Company’s common stock having a value equal to at least five times the total value of the director’s annual stock and cash retainer. Directors shall have three years from the date of election or appointment to attain such ownership levels. The Nominating and Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. In the event a director’s annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet the guidelines.

As of March 2, 2017, Messrs. Kapoor, Johnson, Meyer, Tambi and Weinstein had all met the minimum ownership guidelines. Ms. Graves has not yet achieved the required level, largely because the Company paid the equity portion of the directors’ 2015 retainer fee in cash rather than equity. Ms. Rappuhn has until April 20, 2018 (three years from the date of her appointment) to attain the required ownership level. Mr. Abramowitz is below the required minimum ownership level, in part due to the increase in director compensation in 2016, and a reduction in the Company’s stock price. Under the Company’s policy, Mr. Abramowitz has one year to meet the guidelines. The following table sets forth compensation paid to our directors for the year 2016:

2016 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Unit Awards ($)(2)	Option Awards ($)(3)	Total ($)
Dr. John N. Kapoor (Chairman)	$125,000	$137,500	$137,500	$400,000
Kenneth S. Abramowitz	88,750	137,500	137,500	363,750
Dr. Adrienne Graves	115,000	137,500	137,500	390,000
Ronald M. Johnson	113,750	137,500	137,500	388,750
Steven Meyer	107,500	137,500	137,500	382,500
Terry Allison Rappuhn	120,000	137,500	137,500	395,000
Brian Tambi	78,750	137,500	137,500	353,750
Alan Weinstein	120,000	137,500	137,500	395,000

(1)	The amounts shown in this column represent the retainer fees earned by each for serving as a director, including any retainer fees for serving as a chair or committee member. The following fees were paid to directors for their service on special committees in 2016: Dr. Graves $12,500; Mr. Johnson $15,000; Ms. Rappuhn $27,500; Mr. Tambi $3,750; and Mr. Weinstein $20,000.
(2)	This column represents the grant date fair value of the RSUs granted to each director on July 1, 2016. The RSUs vested 25% upon grant, and are scheduled to vest 25% of the award per year on each of the first three anniversaries of grant date.
(3)	This column represents the aggregate grant date fair value of stock options granted to each director on July 1, 2016. The options vested 25% upon grant, and are scheduled to vest 25% per year on each of the first three anniversaries of grant date. The grant date fair values are determined in accordance with ASC 718 using the Black Scholes-Merton valuation model. The assumptions used were the same as those reflected in Note 10 – Stock Options, Employee Stock Purchase Plan and Restricted Stock of the Company’s 2016 Form 10-K filed with the SEC on March 1, 2017.

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III. EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Adrienne Graves, Chair, Alan Weinstein and Ronald M. Johnson, who currently comprise the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer (current or former) of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2016.

EQUITY COMPENSATION PLANS

On May 2, 2014, the Company obtained shareholder approval of the 2014 Plan. The 2014 Plan was subsequently amended and restated by vote of the Company’s shareholders on December 16, 2016. Under the 2014 Plan, 7,500,000 shares of common stock were set aside for issuance pursuant to options and other stock-based awards. The 7,500,000 shares set aside for issuance under the 2014 Plan is inclusive of the 6,816,500 shares authorized but unissued from the terminated 2003 Plan. Options granted under the 2014 Plan have exercise prices equivalent to the market value of our common stock on the date of grant. They vest over four years and expire five or seven years from the date of grant.

Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and expire five years from that date. Options granted to our Directors typically vest one year from the date of grant and expire five years from the date of grant. All options granted from May 4, 2012 through November 6, 2013 vest annually over a four-year period. All existing option and restricted stock awards as of November 6, 2013, the date of expiration of the 2003 Plan, remain intact through their various expiration dates, but no further awards can be granted pursuant to the 2003 Plan.

The 2016 Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”) was approved by our shareholders in December 2016. The ESPP permits eligible employees to acquire shares of our common stock through payroll deductions in whole percentages from 1% to 15% of eligible wages, at a 15% discount from the market price of our common stock, subject to an annual maximum purchase.

The following table sets forth certain information as of December 31, 2016, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date. We do not have any equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders:	5,181,985	(1)	$25.08	4,731,324	(2)

(1)	This amount reflects 689,812 outstanding options granted under the 2003 Plan, and 4,076,088 outstanding options and 416,085 unvested restricted stock unit awards granted under the 2014 Plan.
(2)	Securities available for future issuance under equity compensation plans includes 2,731,324 shares remaining available under the 2014 Plan and 2,000,000 shares available for future issuance under the ESPP.

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IV. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

IV. Security	Ownership of Certain Beneficial Owners and Management

As of March 2, 2017, the following persons were directors, nominees, Named Executive Officers or others with beneficial ownership of 5% or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted, the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

BENEFICIAL OWNERSHIP OF HOLDERS OF 5% OR MORE OF OUR COMMON STOCK, DIRECTORS, AND NAMED EXECUTIVE OFFICERS:

Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers):
BlackRock, Inc.	8,880,815	(2)	7.1%
Paulson & Co. Inc.	8,686,500	(3)	7.0%
The Vanguard Group	6,678,166	(4)	5.4%
Directors:
John N. Kapoor, Ph.D.	31,461,625	(5)	25.3%
Kenneth S. Abramowitz	42,503	(6)	*
Adrienne L. Graves, Ph.D.	34,820	(7)	*
Ronald M. Johnson	144,085	(8)	*
Steven J. Meyer	113,376	(9)	*
Terry Allison Rappuhn	24,567	(10)	*
Brian Tambi	69,395	(11)	*
Alan Weinstein	93,877	(12)	*
Named Executive Officers:
Raj Rai	2,275,867	(13)	1.8%
Duane A. Portwood	75,000	(14)	*
Joseph Bonaccorsi	423,513	(15)	*
Bruce Kutinsky, Pharm. D.	311,360	(16)	*
Steven Lichter	121,000	(17)	*
Jonathan Kafer	73,350	(18)	*
Directors and Executive Officers as a group (15 persons)	35,301,838		28.2%

(*)	indicates Beneficial Ownership of less than 1%.
(1)

Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 2, 2017 by the vesting of restricted stock units (“RSUs”) or the exercise of options, warrants or other convertible securities. Unless

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IV. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

otherwise specified in the footnotes that follow, the indicated person or entity has sole voting power and sole investment power with respect to the shares.
(2)	The stock ownership of BlackRock, Inc. is as of December 31, 2016 as reflected in the Schedule 13G/A filed with the SEC on January 19, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)	The stock ownership of Paulson & Co. Inc. is as of December 31, 2016 as reflected in the Schedule 13G/A filed with the SEC on February 14, 2017. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.
(4)	The stock ownership of The Vanguard Group is as of December 31, 2016 as reflected in the Schedule 13G filed with the SEC on February 8, 2017. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Includes (i) 4,907,524 shares of common stock owned by the Kapoor Trust, of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 501,896 shares of common stock owned directly by Dr. Kapoor, and (iii) 13,654 shares of common stock issuable upon exercise of options. The total also includes (iv) 15,050,000 shares of common stock owned by Akorn Holdings, L.P., a Delaware limited partnership, of which Dr. Kapoor is the indirect managing general partner, (v) 2,970,644 shares of common stock owned by EJ Financial / Akorn Management L.P., of which Dr. Kapoor is the indirect managing general partner, (vi) 3,590,445 shares of common stock owned by EJ Funds LP., of which Dr. Kapoor is the indirect managing general partner, and (vii) 4,427,462 shares of common stock held through several trusts, the trustee of which is employed by a company controlled by Dr. Kapoor and the beneficiaries of which include Dr. Kapoor’s children and various other family members, all of which shares in (iv) – (vii) Dr. Kapoor disclaims beneficial ownership of to the extent of his actual pecuniary interest therein. Dr. Kapoor’s ownership excludes 3,495 unvested RSUs and 8,701 shares subject to unvested stock options. Dr. Kapoor holds sole voting and dispositive power over 31,457,558 beneficially-owned shares and holds shared voting and dispositive power over 55,000 beneficially owned shares.
(6)	Beneficial ownership for Mr. Abramowitz includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(7)	Beneficial ownership for Dr. Graves includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(8)	Beneficial ownership for Mr. Johnson includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(9)	Beneficial ownership for Mr. Meyer includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(10)	Beneficial ownership for Ms. Rappuhn includes 22,901 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(11)	Beneficial ownership for Mr. Tambi includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 7,511 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(12)	Beneficial ownership for Mr. Weinstein includes 13,654 shares of common stock issuable upon exercise of options, and excludes: (i) 3,495 unvested RSUs, and (ii) 8,701 shares subject to unvested stock options.
(13)	Beneficial ownership for Mr. Rai includes 2,000,000 shares owned by the Rajat Rai 2016 GRAT. The total also includes 202,593 shares of common stock issuable upon the exercise of options and excludes: (i) 89,550 unvested RSUs, and (ii) 457,514 shares subject to unvested stock options.
(14)	Beneficial ownership for Mr. Portwood includes 75,000 shares of common stock issuable upon exercise of options and excludes 300,000 shares subject to unvested stock options.

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IV. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(15)	Beneficial ownership for Mr. Bonaccorsi includes 46,605 shares of common stock issuable upon the exercise of options and excludes: (i) 61,210 unvested RSUs, and (ii) 136,971 shares subject to unvested stock options.
(16)	Beneficial ownership for Dr. Kutinsky includes 152,401 shares of common stock issuable upon the exercise of stock options and excludes: (i) 15,670 unvested RSUs, and (ii) 139,352 shares subject to unvested stock options.
(17)	Beneficial ownership for Mr. Lichter includes 121,000 shares of common stock issuable upon the exercise of stock options, and excludes: (i) 2,542 unvested RSUs, and (ii) 180,984 shares subject to unvested stock options.
(18)	Beneficial ownership for Mr. Kafer includes 73,350 shares of common stock issuable upon the exercise of stock options and excludes: (i) 2,542 unvested RSUs, and (ii) 113,034 shares subject to unvested stock options.

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V. QUESTIONS AND ANSWERS

V.    Questions and Answers

Why have I received these materials? What is included in the proxy materials?

This proxy statement was provided to you because our Board is soliciting your proxy to vote at the annual meeting of shareholders to be held on April 27, 2017. The proxy materials for our 2017 annual meeting of shareholders include the Notice of Annual Meeting, this proxy statement and our Form 10-K filed for fiscal year 2016. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

Who may attend the 2017 Annual Meeting? Are there procedures for attending?

Only shareholders as of March 13, 2017 or their legal proxy holders may attend the 2017 annual meeting. Due to space constraints and other security considerations, we will not be able to accommodate the guests of either shareholders or their legal proxy holders.

To be admitted to the 2017 annual meeting, you must present valid proof of ownership of the Company’s common stock as of March 13, 2017 or a valid legal proxy. All attendees must also provide a form of government-issued photo identification. If you arrive at the 2017 annual meeting without the required items, we will admit you only if we are able to verify that you are a shareholder of the Company as of March 13, 2017.

Shareholders of record may gain admittance to the 2017 annual meeting by providing proof of ownership of the Company’s common stock as of March 13, 2017. If your shares are held in the name of a bank, broker, trustee or other nominee and you plan to attend the 2017 annual meeting, you will need to bring proof of ownership as of March 13, 2017, such as a recent bank or brokerage account statement, and if you wish to vote in person, you must obtain a legal proxy issued in your name from your broker or other nominee. If you are not a shareholder but attending as proxy for a shareholder, you may attend the 2017 annual meeting by presenting a valid legal proxy. Shareholders may appoint only one proxy holder to attend on their behalf.

If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the 2017 annual meeting. Shareholders holding shares in a joint account will be admitted to the 2017 annual meeting if they provide proof of joint ownership.

Who is entitled to vote at the 2017 Annual Meeting?

Shareholders of record as of the close of business on March 13, 2017 will be entitled to vote at the annual meeting. On March 13, 2017, there were [            ] shares of common stock outstanding and entitled to vote.

If on March 13, 2017 you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to vote now, online, by phone, or proxy card to ensure that your vote is counted.

If on March 13, 2017, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may attend the meeting but may not be able to vote in person unless you first obtain a legal proxy issued in your name from your broker or other nominee.

A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, on and during ordinary business hours for 10 days prior to the date of the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

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V. QUESTIONS AND ANSWERS

What am I voting on?

There are five matters scheduled for a vote:

•	Election of eight directors;

•	Ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	Approval of the 2017 Omnibus Incentive Compensation Plan;

•	Approval by non-binding advisory vote of the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs; and

•	Approval by non-binding advisory vote of the Company’s executive compensation program.

How do I cast my vote?

You may either vote “FOR ALL” or “WITHHOLD ALL” or “FOR ALL EXCEPT” for any or all of the Company’s nominees for Director. There is no cumulative voting with respect to the election of directors.

You may either vote every “ONE YEAR” or “TWO YEARS” or “THREE YEARS” or “ABSTAIN” for the non-binding advisory vote on the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs.

You may vote “FOR” or “AGAINST” or “ABSTAIN” on all other proposals, including the vote to ratify the Company’s appointment of BDO USA, LLP as its independent registered public accounting firm, the vote to approve the 2017 Omnibus Incentive Compensation Plan, and the non-binding advisory vote on the Company’s executive compensation program.

If you are a shareholder of record, vote over the Internet at www.proxyvote.com or vote by telephone at 1 (800) 690-6903. You may also vote by proxy card, voter instruction form or in person at the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote now to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

If you hold your shares in street name, the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card received from your broker or bank to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

What constitutes a quorum for purposes of the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, or [            ] votes, shall constitute a quorum for the transaction of business at the meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR ALL for the election of the eight nominees for director (Proposal 1).
•	FOR the ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

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V. QUESTIONS AND ANSWERS

•	FOR the approval of the 2017 Omnibus Incentive Compensation Plan (Proposal 3).
•	Every One Year for the non-binding advisory vote on the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs (Proposal 4).
•	FOR the approval, by non-binding advisory vote, of the Company’s executive compensation program (Proposal 5).

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the 2017 annual meeting.

What if I return a proxy card but do not make specific choices?

If you are the shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR ALL” for the election of all eight nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; “FOR” the approval of the 2017 Omnibus Incentive Compensation Plan; every “ONE YEAR” for the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs; and “FOR” the approval of our executive compensation program. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

If you hold your shares in street name, and do not provide your nominee instruction with respect to any voting selections, your shares may be voted by your nominee for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. However, your shares cannot be voted by your nominee for any of the other proposals, including the election of any of the eight nominees for director, nor for the approval of the 2017 Omnibus Incentive Compensation Plan; nor on

the frequency of future non-binding advisory votes regarding the Company’s executive compensation programs; nor for the approval of our executive compensation program. In such cases, your vote will be considered a “broker non-vote.”

How many votes are needed to approve each proposal?

Proposal 1. The election of directors will be determined by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the eight nominees receiving the most proper “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome.

Proposal 2. The ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires a “FOR” vote from a majority of the votes cast. Abstention and broker non-votes will have no effect on the outcome.

Proposal 3. The approval of the 2017 Omnibus Incentive Compensation Plan requires a “FOR” vote from a majority of the votes cast. Abstention and broker non-votes will have no effect on the outcome.

Proposal 4. The option of one year, two years, or three years that receives the greatest number of votes by shareholders will be considered the frequency for future non-binding advisory votes regarding the Company’s executive compensation programs that has been selected by the shareholders. This vote is non-binding to the Company. Abstentions and broker non-votes will have no effect on the outcome. Since this vote is non-binding, the Company maintains the right to adopt a different frequency of future votes on its executive compensation programs. However, our Board of Directors (including the Compensation Committee) will take into account the outcome of this vote in its considerations.

Proposal 5. The approval by advisory vote of the Company’s executive compensation program is non-binding to the Company. Abstentions and broker non-votes will have no effect on the

AKORN, INC. - 2017 Proxy Statement	63

V. QUESTIONS AND ANSWERS

outcome. Since this vote is non-binding, the Company maintains the right to adopt or maintain an executive compensation plan that has not been ratified by affirmative vote of its shareholders. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

Can I revoke or change my vote after I return my proxy card?

Yes. For shareholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.
•	You may submit a proxy bearing a later date.
•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

If you hold your shares in street name, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the annual meeting and vote in person, you will need to obtain a proxy from your nominee, the shareholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile, online posting or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare – Essential Registry Team. Their mailing address is P.O. Box 30170, College Station, TX 77842 and they can be reached at 800-962-4284.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, or call (847) 279-6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

How can I get a copy of the 2016 annual report or other proxy materials?

The Notice of Annual Meeting, proxy statement and our Form 10-K for 2016 are available at proxyvote.com and at the Company’s website akorn.com.

AKORN, INC. - 2017 Proxy Statement	64

V. QUESTIONS AND ANSWERS

We will provide, without charge, a copy of our Form 10-K, including financial statements and financial statement schedules, as filed with the SEC, upon request in writing from any person who was a holder of record or who represents in good faith that such person was a beneficial owner of common stock as of March 13, 2017. Requests should be made to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

What are the deadlines for submitting shareholder proposals for the 2018 annual meeting?

Any proposal that a shareholder of our common stock wishes to submit for inclusion in the Akorn Proxy Statement for the 2018 annual meeting (“2018 Proxy Statement”) pursuant to Rule 14a-8 must be received by Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 not later than November 24, 2017, or if such year’s annual meeting does not take place within 30 days from April 27, 2018, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-

sponsored proxy materials. In addition, notice of any proposal that a holder of our common stock wishes to propose for consideration at the 2018 annual meeting, but does not seek to include in the 2018 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than November 24, 2017 if the proposing shareholder of our common stock wishes for Akorn to describe the nature of the proposal in its 2018 Proxy Statement. Any shareholder proposals or notices submitted to Akorn in connection with our 2018 annual meeting should be addressed to: Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045. Any notice of a shareholder proposal submitted after November 24, 2017, or if such year’s annual meeting does not take place within 30 days from April 27, 2018, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely.

By Order of the Board of Directors

/S/ Joseph Bonaccorsi

Joseph Bonaccorsi

Secretary

Lake Forest, Illinois

March [        ], 2017

AKORN, INC. - 2017 Proxy Statement	65

APPENDIX A

Appendix A

AKORN, INC.

2017 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this Akorn, Inc. 2017 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Akorn, Inc. and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the Amended and Restated Akorn, Inc. 2014 Stock Option Plan (the “Amended 2014 Plan”) which, as of the date on which this Plan is approved by the Company’s stockholders (such date, the “Approval Date”), shall be automatically terminated and replaced and superseded by this Plan, except that any awards granted under the Amended 2014 Plan or any other Prior Plan (as defined below) shall continue to be subject to the terms of the applicable Prior Plan and applicable Award Agreement (as defined below), including any such terms that are intended to survive the termination of such Prior Plan or the settlement of such award, and shall remain in effect pursuant to their terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Applicable Exchange” means the NASDAQ or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Award” means any award that is permitted under Section 6 and granted under the Plan or any award that is permitted and was granted under any Prior Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(g) that is settled in cash and the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of a Share.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction similar to a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a

APPENDIX A

director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), in each case other than the Board;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act), other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any

APPENDIX A

acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Akorn, Inc., a corporation organized under the laws of Louisiana, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6(b) of the Plan and is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that is granted under Section 6(b) of the Plan and that is not an Incentive Stock Option.

APPENDIX A

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or Performance Unit or, if applicable, any Restricted Share, RSU or Cash Incentive Award.

“Performance Formula” means, for a Performance Period, the one or more formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Performance Unit or, if applicable, the Restricted Share, RSU or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or Performance Unit or, if applicable, a Restricted Share, RSU or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Prior Plan” means the Amended 2014 Plan, the Akorn, Inc. 2014 Stock Option Plan, or the Amended and Restated Akorn, Inc, 2003 Stock Option Plan.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan or the applicable article of any Prior Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

APPENDIX A

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, no par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the Applicable Exchange.

(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares or dollar value to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan or any Prior Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, the payment for, or the lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan or any Prior Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or

APPENDIX A

any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of 8,000,000 (such amount, the “Plan Share Limit”).

(ii) Subject to adjustment as provided in Section 4(b), each Share with respect to which an Option or stock-settled SAR or any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share (assuming achievement of maximum performance levels in the case of any Award subject to Performance Criteria). Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR.

APPENDIX A

Awards that are required to be settled in cash will not reduce the Plan Share Limit. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 1,500,000 (such amount, the “Plan ISO Limit”).

(iii) If, after the effective date of the Plan, any Award is (A) forfeited (including due to failure to satisfy any applicable Performance Goals), or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) settled other than wholly by delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued for purposes of reducing the Plan Share Limit; provided, however, that such Shares shall be treated as issued for purposes of reducing the Plan ISO Limit. However, if Shares issued upon vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the exercise price or any taxes required to be withheld in respect of such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall not again become available to be delivered pursuant to Awards under the Plan.

(iv) With respect to (x) Options or SARs and (y) Awards (other than Options or SARs) that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year of the Company under the Plan to any Participant (other than an Independent Director) shall be equal to 2,000,000 (the “Annual Individual Plan Share Limit”), (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit, and (C) in the case of all Awards to Participants (other than Independent Directors) other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant (other than an Independent Director) in any fiscal year of the Company shall be equal to $3,000,000.

(v) Subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year of the Company under the Plan to any Independent Director shall be 200,000 and (B) in the case of all Awards to Independent Directors other than those described in clause (A), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Independent Director in any fiscal year of the Company, together with any other fees or compensation paid to an Independent Director outside of the Plan for services as an Independent Director during such fiscal year of the Company, shall be equal to $250,000.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit, (3) the Annual Individual Plan Share Limit and (4) the Annual Independent Director Plan Share Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

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(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may, in such manner as it may deem appropriate or desirable in its sole and plenary discretion, (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (W) the Plan Share Limit, (X) the Plan ISO Limit, (Y) the Annual Individual Plan Share Limit and (Z) the Annual Independent Director Plan Share Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (Y) the Exercise Price, if applicable, with respect to any Award and (Z) any applicable Performance Criteria, Performance Formula, Performance Goal or Performance Period, (B) make provision for a cash payment to the holder of an outstanding Award (but, solely with respect to unvested Awards in the case of a Change of Control, only if provision is not made in connection with such Change of Control for (1) assumption of such Awards or (2) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code), with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) or (iii) of Section 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the Plan ISO Limit.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of reacquired Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, (viii) Deferred Share Units and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose

APPENDIX A

of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Unless otherwise specified by the Committee, each Option is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Exercise. Each Option shall be exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal, state or foreign securities laws, as it may deem necessary or advisable.

(iv) Payment. (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to

APPENDIX A

deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option (for the avoidance of doubt, the Shares withheld shall be counted against the maximum number of Shares that may be delivered pursuant to the Awards granted under the Plan as provided in Section 4(a)) or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6(b)(iv) or Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised, or such taxes as paid, without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each then outstanding Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the terms and conditions of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Unless otherwise specified by the Committee, each SAR is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be exercisable at such time, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each SAR may only be exercised to the extent that it has already vested at the time of exercise.

(iv) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

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(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each then outstanding SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason. In no event may SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions (including Performance Goals), if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term and methods and form of settlement.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Compensation Awards. (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

APPENDIX A

(iii) Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) gross or net earnings, earnings per share or other earnings ratios, earnings before interest and taxes, or before interest, tax, depreciation and amortization (EBITDA), or adjusted EBITDA; (B) operating, gross or net income (before or after interest, tax, depreciation, amortization, net loss on early extinguishment of debt and/or the impact of share-based compensation, other operating income or expense and/or other identified costs associated with nonrecurring projects); (C) cash flow (including free flow, operating cash flow, or cash flow return on investment); (D) gross or operating profit (before or after taxes); (E) gross profit return on investment, gross margin return on investment, return on equity, return on capital, return on invested capital, return on assets, return on net assets or other financial return ratios; (F) gross or operating margin; (G) working capital; (H) net or gross revenue, license revenues, revenue growth, product revenue growth, or annual or other recurring revenues; (I) sales, net sales, or market share; (J) costs or reduction in costs; (K) share price or other shareholder return measures; (L) economic value added; (M) customers or customer growth; (N) inventory or receivable turnover; (O) customer satisfaction surveys; (P) productivity; (Q) specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); (R) operating and other expense levels; (S) product unit and pricing targets; (T) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (U) enterprise, book, economic book or intrinsic book value (including book value per Share); (V) leverage ratios; (W) credit rating; (X) days sales outstanding; (Y) operational, safety and/or quality metrics; and (Z) product innovation. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the

APPENDIX A

Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the applicable payment day (or such other date as may be determined by the Committee or specified in the applicable Award Agreement) to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive a payment in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D) Negative Discretion. In determining the actual amount of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E) Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any

APPENDIX A

applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards. (i) Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a), the amount of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the amount and/or value of the Cash Incentive Award that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of a Cash Incentive Award shall be entitled to receive a payout of the amount of the Cash Incentive Award earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii) Payment. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

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(h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including (i) withholding of such amounts by the Company subject to vesting or settlement of the underlying Award or (ii) reinvestment in additional Awards that shall vest and become payable only to the extent the vesting criteria applicable to the underlying Award are achieved.

SECTION 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase either the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) result in any amendment, cancellation or action described in clause (i), (ii) or (iii) of the second sentence of Section 7(b) being permitted without the approval by the Company’s stockholders; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i).No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 6(e)(v) and Section 7(a), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any

APPENDIX A

governmental body or securities exchange, accounting principles or law, in such manner as the Committee may deem appropriate or desirable in its sole and plenary discretion, including by (i) providing for a substitution or assumption of Awards, acceleration of the exercisability of Awards, lapse of restrictions on Awards, or termination of Awards, or providing for a period of time for exercise prior to the occurrence of any such event, (ii) providing for a cash payment to the holder of an Award (but, solely in the case of unvested Awards in connection with a Change of Control, only if provision is not made in connection with such Change of Control for (A) assumption of such Awards or (B) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code), with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control. In the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control and (ii) all other outstanding Awards (i.e., other than Options or SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control, with any applicable Performance Goal deemed satisfied as determined by the Committee in its sole discretion, and shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee.

SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. Notwithstanding the foregoing, in no event shall any Award (or any rights or obligations thereunder) be transferred to a third party for value unless such transfer is specifically approved by the Company’s stockholders. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

APPENDIX A

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal, foreign or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issues in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 9(d)(i), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the

APPENDIX A

Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the

APPENDIX A

Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Recoupment of Awards. Amounts paid or payable pursuant to the Plan may be subject to recoupment or clawback pursuant to the Company Clawback Policy or any other applicable policy of the Company or its Subsidiaries, including as may be adopted following the date hereof, or to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way

APPENDIX A

material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

SECTION 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the Approval Date.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Approval Date under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

[insert new logo]
AKORN, INC.
1925 WEST FIELD COURT
SUITE 300
LAKE FOREST,IL 60045
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR ALL of the following:
For Withhold For All
All All Except
To withhold authority to vote for any
individual nominee(s), mark “For All
Except” and write the number(s) of the
nominee(s) on the line below.
1. Election of Directors.
Nominees
01) John Kapoor, PhD 02) Kenneth Abramowitz 03) Adrienne Graves, PhD 04) Ronald Johnson
05) Steven Meyer 06) Terry Allison Rappuhn 07) Brian Tambi 08) Alan Weinstein
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
3. Proposal to approve the 2017 Omnibus Incentive Compensation Plan.
The Board of Directors recommends you vote 1 YEAR on the following proposal: One Two Three Abstain year years years
4. Proposal to approve, through a non-binding advisory vote the frequency of future non-binding advisory votes on the Company’s executive compensation programs.
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
5. Proposal to approve, through a non-binding advisory vote, the Company’s executive compensation program as described in the Company’s 2017 proxy statement.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
0000317250_1 R1.0.1.15
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com
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AKORN, INC.
Annual Meeting of Shareholders
April 27, 2017
This proxy is solicited on Behalf of the Board of Directors of Akorn, Inc.
The undersigned hereby constitutes and appoints Duane Portwood and Joseph Bonaccorsi as proxy for the undersigned, each with full power of substitution, to represent the undersigned. The proxy holders are instructed to and to vote as designated on the reverse side hereof, and according to the discretion of the proxy holder on any other matters that may properly come before the meeting, all of the shares of common stock of Akorn, Inc. held of record by the undersigned on March 13, 2017 that the undersigned is entitled to vote at the annual meeting of shareholders of Akorn to be held on April 27, 2017 and at all adjournments thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR THE APPOINTMENT OF BDO USA, LLP TO SERVE AS AKORN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017, FOR THE 2017 OMNIBUS INCENTIVE COMPENSATION PLAN, FOR EVERY ONE YEAR FOR THE FREQUENCY OF FUTURE NON-BINDING VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION PROGRAMS, AND FOR THE NON-BINDING APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM AS DESCRIBED IN THE COMPANYS 2017 PROXY STATEMENT. THE PROXY HOLDERS WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
0000317250_2 R1.0.1.15
Continued and to be signed and dated on reverse side